                                                                    Exhibit 2.32
                                                                  EXECUTION COPY


================================================================================

                                 $400,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                       CSG SYSTEMS INTERNATIONAL, INC.,
                                 as Holdings,

                              CSG SYSTEMS, INC.,
                                 as Borrower,

                                  The Lenders
                       from Time to Time Parties Hereto,

                                 BNP PARIBAS,
                           as Administrative Agent,

                         LEHMAN COMMERCIAL PAPER INC.,
                             as Syndication Agent,
                                      and

                       CREDIT LYONNAIS NEW YORK BRANCH,
                            THE BANK OF NOVA SCOTIA
                                      and
                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                          as Co-Documentation Agents

                         Dated as of February 28, 2002

                                  BNP PARIBAS
                                      and
                             LEHMAN BROTHERS INC.,
        as Joint Advisors, Joint Lead Arrangers and Joint Book Managers


================================================================================

                               TABLE OF CONTENTS

                                                                                              Page
SECTION 1. DEFINITIONS.......................................................................    1
     1.1     Defined Terms...................................................................    1
     1.2     Other Definitional Provisions...................................................   29
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...................................................   30
     2.1     Term Loan Commitments...........................................................   30
     2.2     Procedure for Term Loan Borrowing...............................................   30
     2.3     Repayment of Term Loans.........................................................   30
     2.4     Revolving Credit Commitments....................................................   32
     2.5     Procedure for Revolving Credit Borrowing........................................   32
     2.6     [Reserved]......................................................................   33
     2.7     [Reserved]......................................................................   33
     2.8     Repayment of Loans; Evidence of Debt............................................   33
     2.9     Commitment Fees, etc............................................................   34
     2.10    Termination or Reduction of Revolving Credit Commitments........................   34
     2.11    Optional Prepayments............................................................   34
     2.12    Mandatory Prepayments and Commitment Reductions.................................   35
     2.13    Conversion and Continuation Options.............................................   36
     2.14    Minimum Amounts and Maximum Number of Eurodollar Tranches.......................   37
     2.15    Interest Rates and Payment Dates................................................   37
     2.16    Computation of Interest and Fees................................................   38
     2.17    Inability to Determine Interest Rate............................................   38
     2.18    Pro Rata Treatment and Payments.................................................   39
     2.19    Requirements of Law.............................................................   42
     2.20    Taxes...........................................................................   43
     2.21    Indemnity.......................................................................   45
     2.22    Illegality......................................................................   45
     2.23    Change of Lending Office........................................................   46
SECTION 3. LETTERS OF CREDIT.................................................................   46
     3.1     L/C Commitment..................................................................   46
     3.2     Procedure for Issuance of Letter of Credit......................................   47
     3.3     Fees and Other Charges..........................................................   47
     3.4     L/C Participations..............................................................   48
     3.5     Reimbursement Obligation of the Borrower........................................   49
     3.6     Obligations Absolute............................................................   49
     3.7     Letter of Credit Payments.......................................................   50
     3.8     Applications....................................................................   50
 SECTION 4. REPRESENTATIONS AND WARRANTIES...................................................   50
     4.1     Financial Condition.............................................................   50
     4.2     No Change.......................................................................   51
     4.3     Corporate Existence; Compliance with Law........................................   51
     4.4     Corporate Power; Authorization; Enforceable Obligations.........................   52
     4.5     No Legal Bar....................................................................   52
     4.6     No Material Litigation..........................................................   52

     4.7     No Default......................................................................   52
     4.8     Ownership of Property; Liens....................................................   53
     4.9     Intellectual Property...........................................................   53
     4.10    Taxes...........................................................................   53
     4.11    Federal Regulations.............................................................   53
     4.12    Labor Matters...................................................................   53
     4.13    ERISA...........................................................................   54
     4.14    Investment Company Act; Other Regulations.......................................   54
     4.15    Subsidiaries....................................................................   54
     4.16    Use of Proceeds.................................................................   54
     4.17    Environmental Matters...........................................................   55
     4.18    Accuracy of Information, etc....................................................   56
     4.19    Security Documents..............................................................   56
     4.20    Solvency........................................................................   57
     4.21    AT&T Customer Services Agreement................................................   57
     4.22    Date of Representations and Warranties..........................................   57
SECTION 5. CONDITIONS PRECEDENT..............................................................   57
     5.1     Conditions to Closing Date......................................................   57
     5.2     Conditions to Initial Funding Date..............................................   59
     5.3     Conditions to Each Extension of Credit..........................................   60
SECTION 6. AFFIRMATIVE COVENANTS.............................................................   61
     6.1     Financial Statements............................................................   61
     6.2     Certificates; Other Information.................................................   62
     6.3     Payment of Obligations..........................................................   63
     6.4     Conduct of Business and Maintenance of Existence, etc...........................   63
     6.5     Maintenance of Property; Insurance..............................................   63
     6.6     Inspection of Property; Books and Records; Discussions..........................   64
     6.7     Notices.........................................................................   64
     6.8     Environmental Laws..............................................................   65
     6.9     Additional Collateral, etc......................................................   65
     6.10    Further Assurances..............................................................   68
     6.11    Maintenance of Separate Existence...............................................   68
SECTION 7. NEGATIVE COVENANTS................................................................   69
     7.1     Financial Condition Covenants...................................................   69
     7.2     Limitation on Indebtedness......................................................   69
     7.3     Limitation on Liens.............................................................   70
     7.4     Limitation on Fundamental Changes...............................................   72
     7.5     Limitation on Disposition of Property...........................................   73
     7.6     Limitation on Restricted Payments...............................................   74
     7.7     Limitation on Capital Expenditures..............................................   75
     7.8     Limitation on Investments.......................................................   75
     7.9     Limitation on Charter Amendments................................................   78
     7.10    Limitation on Transactions with Affiliates......................................   78
     7.11    Limitation on Sales and Leasebacks..............................................   79
     7.12    Limitation on Changes in Fiscal Periods.........................................   79
     7.13    Limitation on Negative Pledge Clauses...........................................   79

     7.14    Limitation on Restrictions on Subsidiary Distributions..........................   79
     7.15    Limitation on Lines of Business.................................................   79
     7.16    Limitation on Amendments to Acquisition Agreement...............................   80
     7.17    Limitation on Amendments to Other Documents.....................................   80
     7.18    Limitation on Activities of Holdings............................................   80
     7.19    Limitation on Hedge Agreements..................................................   81
SECTION 8. EVENTS OF DEFAULT.................................................................   81
SECTION 9. THE AGENTS........................................................................   84
     9.1     Appointment.....................................................................   84
     9.2     Delegation of Duties............................................................   84
     9.3     Exculpatory Provisions..........................................................   84
     9.4     Reliance by Agents..............................................................   85
     9.5     Notice of Default...............................................................   86
     9.6     Non-Reliance on Agents and Other Lenders........................................   86
     9.7     Indemnification.................................................................   87
     9.8     Agent in Its Individual Capacity................................................   88
     9.9     Successor Administrative Agent..................................................   88
     9.10    Collateral Matters; Authorization to Release Liens and Guarantees...............   88
     9.11    The Arrangers; the Syndication Agent; the Co-Documentation Agents...............   89
SECTION 10. MISCELLANEOUS....................................................................   89
     10.1    Amendments and Waivers..........................................................   89
     10.2    Notices.........................................................................   90
     10.3    No Waiver; Cumulative Remedies..................................................   91
     10.4    Survival of Representations and Warranties......................................   92
     10.5    Payment of Expenses.............................................................   92
     10.6    Successors and Assigns; Participations and Assignments..........................   93
     10.7    Adjustments; Set-off............................................................   96
     10.8    Counterparts....................................................................   97
     10.9    Severability....................................................................   97
     10.10   Integration.....................................................................   97
     10.11   GOVERNING LAW...................................................................   97
     10.12   Submission To Jurisdiction; Waivers.............................................   97
     10.13   Acknowledgments.................................................................   98
     10.14   Confidentiality.................................................................   98
     10.15   Release of Collateral and Guarantee Obligations.................................   99
     10.16   Accounting Changes..............................................................   99
     10.17   Delivery of Lender Addenda......................................................  100
     10.18   Effect of Amendment and Restatement of the Existing Credit Agreement and
             Related Documents...............................................................  100
     10.19   WAIVERS OF JURY TRIAL...........................................................  101

ANNEXES:

A          Pricing Grid

SCHEDULES:

1.1A       Permitted Investments
4.4        Consents, Authorizations, Filings and Notices
4.15       Subsidiaries
4.19(a)-1  UCC Filing Jurisdictions
4.19(a)-2  UCC Financing Statements to Remain on File
4.19(a)-3  UCC Financing Statements to be Terminated
7.2        Existing Indebtedness
7.3        Existing Liens


EXHIBITS:

A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D          Form of Borrowing Notice
E          Form of Assignment and Acceptance
F-1        Form of Legal Opinion of Davis Polk & Wardwell
F-2        Form of Legal Opinion of Joseph Ruble, Esq.
G-1        Form of Term Note
G-2        Form of Revolving Credit Note
H          Form of Prepayment Option Notice
I          Form of Exemption Certificate
J          Form of Lender Addendum
K          Form of Notice of Conversion/Continuation

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 28, 2002, among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Holdings"), CSG
                                                                --------
SYSTEMS, INC., a Delaware corporation (the "Borrower"), the several banks and
                                            --------
other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BNP PARIBAS, as administrative agent (in such
                -------
capacity and as further defined below, the "Administrative Agent"), LEHMAN
                                            --------------------
COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication
                                                                    -----------
Agent"), and CREDIT LYONNAIS NEW YORK BRANCH, THE BANK OF NOVA SCOTIA and WELLS
-----
FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents (in such capacities, the "Co-Documentation Agents").
                 -----------------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings intends to consummate a transaction in which Holdings would acquire (the "Acquisition"), through one or more newly formed
                             -----------
direct or indirect subsidiaries of Holdings, certain assets of Lucent Technologies Inc. ("Lucent") and its subsidiaries comprising Lucent's Kenan
                    ------
Systems business division (the "Acquired Assets"), as more particularly
                                ---------------
described in the Asset Purchase Agreement, dated as of December 21, 2001, between Holdings and Lucent (the "Acquisition Agreement");
                                  ---------------------

          WHEREAS, Holdings and the Borrower are parties to the Loan Agreement, dated as of September 18, 1997 and as amended, supplemented or otherwise modified from time to time through the date hereof (the "Existing Credit
                                                         ---------------
Agreement"), among Holdings and the Borrower, as co-borrowers, the banks and
---------
other financial institutions from time to time parties thereto and BNP Paribas (formerly known as Banque Paribas), as agent;

          WHEREAS, Holdings and the Borrower have requested that the Existing Credit Agreement be amended and restated as provided herein; and

          WHEREAS, each of the Lenders and the other parties hereto are willing to amend and restate the Existing Credit Agreement as provided herein and to make available the credit facilities described herein;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                           SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Acquired Assets": as defined in the recitals hereto.
           ---------------

          "Acquisition": as defined in the recitals hereto.
           -----------

          "Acquisition Agreement": as defined in the recitals hereto.
           ---------------------

          "Acquisition Corp.": each Wholly Owned Subsidiary of Holdings which,
           -----------------
together with its Subsidiaries, shall acquire some or all of the Acquired Assets in the Acquisition.

          "Acquisition Documentation": collectively, (a) the Acquisition
           -------------------------
Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.16, and (b) all schedules, exhibits, annexes and amendments to the Acquisition Agreement and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified on the Closing Date.

          "Acquisition Funding Amount": at any time, the sum at such time of
           --------------------------
$330,000,000, plus, without duplication, the aggregate amount, if any, received by Holdings, the Borrower or the Borrower's Subsidiaries at or prior to such time pursuant to Section 2.3(c) of the Acquisition Agreement.

          "Adjusted LIBOR": for each Interest Period in respect of LIBOR Loans
           --------------
comprising part of the same borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%)) determined pursuant to the following formula:

          Adjusted LIBOR =                   LIBOR
                              --------------------------------------
                               1.00 - Eurodollar Reserve Percentage

          "Adjustment Date": as defined in the Pricing Grid.
           ---------------

          "Administrative Agent": as defined in the preamble hereto; and shall
           --------------------
include any successor Administrative Agent appointed pursuant to Section 9.9.

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan or Multiemployer Plan). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Syndication Agent, the Co-
           ------
Documentation Agents and the Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Initial Funding Date, the aggregate amount of such Lender's Commitments at such time, and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan under each Facility, the
           -----------------
rate per annum set forth opposite such Facility under the relevant column heading below:

                                                  Base Rate          LIBOR
                                                    Loans            Loans
                                                 -----------       ---------
          Revolving Credit Facility                 1.25%            2.50%
          Tranche A Term Loan Facility              1.25%            2.50%
          Tranche B Term Loan Facility              1.50%            2.75%

provided that on and after the first Adjustment Date occurring after the
--------
completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margins with respect to Revolving Credit Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

          "Application": an application, in such form as the relevant Issuing
           -----------
Lender may reasonably specify from time to time in accordance with its customary practice, requesting such Issuing Lender to issue a Letter of Credit.

          "Arrangers": the collective reference to BNP Paribas and Lehman
           ---------
Brothers Inc., in their capacities as joint advisors, joint lead arrangers and joint book managers.

          "Asset Sale": any Disposition of Property or series of related
           ----------
Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e) or (f) of Section 7.5) which yields gross proceeds to Holdings or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000.

          "Assignee": as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit E.

          "Assignor": as defined in Section 10.6(c).
           --------

          "AT&T Customer Service Agreement": the Restated and Amended CSG
           -------------------------------
Master Subscriber Management System Agreement, dated August 10, 1997 and amended through the Closing Date, between the Borrower and AT&T Broadband Management Corporation (formerly known as TCI Cable Management Corporation), as the same may be further amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

          "Available Revolving Credit Commitment": with respect to any
           -------------------------------------
Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit

Commitment then in effect over (b) such Lender's Revolving Extensions of Credit
                          ----
then outstanding.

          "Base Rate": for any day, the higher of (a) the per annum floating
           ---------
rate established by BNP Paribas in New York as its "prime rate" for domestic (United States) commercial loans in effect on such day (the "Prime Rate") and
                                                             ----------
(b) the per annum floating rate equal to one-half of one percent (0.50%) in excess of the Federal Funds Effective Rate in effect on such day. The Prime Rate is a rate set by BNP Paribas based upon various factors, including BNP Paribas' costs and desired return, general economic conditions and other factors, and is neither directly tied to an external rate of interest or index nor necessarily the lowest or best rate of interest actually charged by BNP Paribas at any given time to any customer or particular class of customers for any particular credit extension. BNP Paribas may make commercial or other loans at rates of interest at, above or below the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans for which the applicable rate of interest is
           ---------------
based upon the Base Rate.

          "Benefited Lender": as defined in Section 10.7(a).
           ----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Borrower": as defined in the preamble hereto.
           --------

          "Borrowing Date": any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Borrowing Notice": with respect to any request for a borrowing of
           ----------------
Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit D, delivered to the Administrative Agent.

          "Business Day": (a) for all purposes other than as covered by clause
           ------------
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

          "Capital Lease Obligations":  with respect to any Person, the
           -------------------------
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by (i) any commercial bank organized under the laws of the United States of America or any state thereof, or any branch or agency of a foreign bank licensed to conduct business in the United States of America, in each case having combined capital and surplus of not less than $500,000,000 or (ii) any Lender; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) repurchase obligations of (i) any Lender, (ii) any commercial bank satisfying the requirements of clause (b) of this definition or
(iii) any other Person (x) whose commercial paper (or the commercial paper of whose direct or indirect parent) satisfies the ratings criteria set forth in clause (c) above or (y) whose long term unsecured senior debt (or the long term unsecured senior debt of whose direct or indirect parent) is rated at least A-by S&P or A3 by Moody's or if both S&P and Moody's cease publishing ratings of long term unsecured senior debt generally, carries an equivalent rating by another nationally recognized rating agency, having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A-2 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds at least 95% of whose assets are invested in investments satisfying the requirements of clauses (a) through (f) of this definition, as applicable; (h) investments permitted under the guidelines attached hereto as Schedule 1.1A; and
(i) in the case of any Subsidiary of Holdings organized or having a material place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has a material place of business which are substantially similar to the items specified in clauses (a) through (h) above.
             -----------         ---

          "Change of Control":  the occurrence of any of the following events:
           -----------------
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall
                                                         ------------
acquire, or obtain rights (whether by means or warrants, options or otherwise) to acquire, beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of securities representing greater than 30% of the combined voting power of all securities of Holdings ordinarily entitled to vote in the election of directors; (b) a majority of the board of directors of Holdings shall cease to consist of Continuing Directors; (c) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (d) a Specified Change of Control.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, which date shall be not later than February 28, 2002.

          "Co-Documentation Agents":  as defined in the preamble hereto.
           -----------------------

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  with respect to any Lender, each of the Tranche A Term
           ----------
Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":   1/2 of 1% per annum; provided that on and
           -------------------                          --------
after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer, substantially in the form of Exhibit B.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
Memorandum dated January 2002 and furnished to the initial Lenders in connection with the syndication of the Facilities.

          "Consolidated Current Assets":  at any date, all amounts (other than
           ---------------------------
cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at any date, all amounts that
           --------------------------------
would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

          "Consolidated EBITDA":  of any Person for any period, Consolidated Net
           -------------------
Income of such Person and its Subsidiaries for such period plus, without
                                                           ----
duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) consolidated interest expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) acquired research and development efforts that are expensed at the time of or immediately following their acquisition, (e) fees, expenses, financing costs, severance costs and management bonuses incurred or paid in connection with any acquisition (including the Acquisition), (f) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (g) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (h) any other non-cash charges, and minus (x) without duplication and to the extent included in the
             -----
statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining the amount of consolidated interest expense added pursuant to clause (b) above in this definition), (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income and (y) any cash payments made during such period in respect of items described in clause (g) above in this definition subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio
           ----------------------------------------
of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the aggregate amount actually paid by the Borrower and its Subsidiaries in
-----
cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) the aggregate amount paid, or required to be paid, in cash in respect of income taxes of the Borrower and its Subsidiaries for such fiscal period or (without duplication) paid by the Borrower and its Subsidiaries pursuant to the Tax Sharing Agreement and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans); provided that for any period of four fiscal quarters ending prior to the fourth full fiscal quarter ended after the Closing Date, scheduled payments on account of principal of Indebtedness for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ended at the end of the first such fiscal quarter, such scheduled payments for such fiscal quarter multiplied by 4, (ii) in the case of the period ended at the end of the second such fiscal quarter, such scheduled payments for the period of two fiscal quarters ended at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ended at the end of the third such fiscal quarter, such scheduled payments for the period of three fiscal quarters ended at the end of such fiscal quarter multiplied by 4/3.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to
(b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

          "Consolidated Interest Expense":  of any Person for any period, total
           -----------------------------
cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding up-front fees and expenses); provided that for purposes of
                                           --------
calculating the Consolidated Fixed Charge Coverage Ratio and the Consolidated Interest Coverage Ratio for any period of four fiscal quarters ending prior to the end of the fourth full fiscal quarter ended after the Closing Date, Consolidated Interest Expense for such period of four fiscal quarters shall be deemed to be (i) in the case of the period ended at the end of the first such fiscal quarter, Consolidated Interest Expense for such fiscal quarter multiplied by 4, (ii) in the case of the period ended at the end of the second such fiscal quarter, Consolidated Interest Expense for the period of two fiscal quarters ended at the end of such fiscal quarter multiplied by 2 and (iii) in the case of the period ended at the end of the third such fiscal quarter, Consolidated Interest Expense for the period of three fiscal quarters ended at the end of such fiscal quarter multiplied by 4/3.

          "Consolidated Leverage Ratio":  as at the last day of any period of
           ---------------------------
four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period; provided that for purposes of calculating
                              --------
Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or business acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such
                                                       --- -----
period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period and including cost savings (to the extent including such cost savings would be permitted in accordance with Regulation S-X) that would have been realized had such acquisition occurred on such day, but excluding Capital Expenditures of such Person or business for the period prior to such acquisition) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (A) have been provided to the Administrative Agent and the Lenders prior to the date of such acquisition and
(B) (1) (in the case of any Person or business acquired having Consolidated EBITDA to be included on a pro forma basis for such period in an amount equal to or greater than $10,000,000 or equal to or greater than a negative amount of $10,000,000 (for avoidance of doubt, a negative amount of $11,000,000 is greater than a negative amount of $10,000,000)) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) (in the case of any Person or business acquired having Consolidated EBITDA to be included on a pro forma basis for such period in an amount less than $10,000,000 or equal to or less than a negative amount of $10,000,000 (for avoidance of doubt, a negative amount of $9,000,000 is less than a negative amount of $10,000,000)) have either (A) been reviewed by independent certified public accountants of nationally recognized standing or
(B) been found acceptable by the Administrative Agent, (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries, or attributable to the assets sold in any Asset Sale, during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period) and (iii) the Consolidated EBITDA attributable to any Customer Service Agreement for which CSA Payments have been made during such period shall be included, at the election of the Borrower, on a pro forma basis for such
                                                   --- -----
period (assuming that such Customer Service Agreement had become effective on the first day of such period) if the Borrower's calculation of such additional Consolidated EBITDA (A) has been provided to the Administrative Agent and the Lenders and (B) either (1) (in the case of any Customer Service Agreement for which Consolidated EBITDA to be included on a pro forma basis for such period
                                              --- -----
equals or is greater than $10,000,000) has been reviewed by independent certified public accountants of nationally recognized standing or (2) (in the case of any Customer Service Agreement for which Consolidated EBITDA to be included on a pro forma basis for such period is less than $10,000,000) has been
              --- -----
found acceptable by the Administrative Agent.

          "Consolidated Net Income":  of any Person for any period, the
           -----------------------
consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided
                                                                    --------
that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries (except, in the case of the calculation of the Consolidated Leverage Ratio, to the extent otherwise provided in the definition of "Consolidated Leverage Ratio"), (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  at any date, an amount equal to (a)
           ----------------------------
Consolidated Current Assets on such date minus (b) Consolidated Current
                                         -----
Liabilities on such date.

          "Continuing Directors":  the directors of Holdings on the Closing
           --------------------
Date, and each other director of Holdings, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "CSA Payments": signing bonuses paid by the Borrower and its
           ------------
Subsidiaries to any Customer Service Client in consideration of, and as an inducement to, such Customer Service Client's entering into a Customer Service Agreement and other investments by the Borrower and its Subsidiaries in Customer Service Agreements.

          "Customer Services Agreement":  any contract or agreement (or series
           ---------------------------
of related contracts or agreements) entered into by the Borrower or any of its Subsidiaries with any Person, pursuant to which the Borrower or any of its Subsidiaries renders services or sells, leases or licenses its products or property, in either case related to the business of providing subscriber or customer management services, billing and statement mailing services, management reporting, live-voice operator telemarketing services, Cableperks and billing statement inserts, refund check processing, pay-per-view itemization, insert printing, decision support services, VIP services and other similar services for businesses in various industries and developing and licensing related software to multiple cable system operators, direct broadcast satellite television operators, cable programming providers, video dial tone providers, telephony and telephone system operators, on-line service providers, utility providers, insurance companies, financial services providers and businesses in other industries.

          "Customer Services Client":  any Person who has entered into a
           ------------------------
Customer Services Agreement.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Deposit Accounts":  as defined in the Guarantee and Collateral
           ----------------
Agreement.

          "Derivatives Counterparty":  as defined in Section 7.6.
           ------------------------

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof (except for any license of Intellectual Property not described in clauses (b) or
(c) below) and shall include, without limitation, (a) the issuance of Capital Stock by any Subsidiary of Holdings (other than any such issuance by any such Person to Holdings or its Subsidiary, as the case may be, that is the holder of the remaining Capital Stock of such Person), (b) any exclusive license in the United States of Intellectual Property relating to the Communications Control System product ("CCS") and (c) any long-term exclusive
                                        ---
license in the United States of Intellectual Property of the Borrower or any of its Subsidiaries (other than Intellectual Property relating to CCS); and the terms "Dispose" and "Disposed of" shall have correlative meanings.
       -------       -----------

          "Dollars" and "$":  lawful currency of the United States of America.
           -------       -

          "Domestic Subsidiary":  any Subsidiary of Holdings organized under the
           -------------------
laws of any jurisdiction within the United States of America.

          "ECF Percentage":  with respect to any fiscal year of the Borrower,
           --------------
50%; provided that, with respect to any fiscal year of the Borrower ending on or
     --------
after December 31, 2002, the ECF Percentage shall be 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 1.5 to 1.0.

          "Environmental Laws":  any and all laws, rules, orders, regulations,
           ------------------
statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, or protection of human health or employee health and safety (as affected by the environment or by any substance the exposure to which is reasonably suspected of causing harm to human health), as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits":  any and all permits, licenses, approvals,
           ---------------------
registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurodollar Reserve Percentage":  the reserve percentage (expressed as
           -----------------------------
a decimal, rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%)) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

          "Eurodollar Tranche":  the collective reference to LIBOR Loans under
           ------------------
any Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the
           ----------------
difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital between the first day and the last day of such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower minus (b) the sum, without duplication, of (i) the amount of all non-
         -----
cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal
                                                            -----
amount of Indebtedness (other than Indebtedness incurred under the Revolving Credit Facility or any other revolving credit facility) incurred in connection with such expenditures and minus the amount of any such expenditures financed
                           -----
with the proceeds of any Reinvestment Deferred Amount or with the proceeds of any equity investment in Holdings), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of Funded Debt (other than the Term Loans) during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction of commitments thereunder), (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital between the first day and the last day of such fiscal year, (vi) the aggregate net amount of gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) Specified Group Investments made in cash during such fiscal year and, without duplication, Restricted Payments made in cash by the Borrower to Holdings during such fiscal year pursuant to Section 7.6(g) (minus the principal amount of Indebtedness
                                 -----
(other than Indebtedness incurred under the Revolving Credit Facility or any other revolving credit facility) incurred in connection with such Specified Group Investments), (viii) Restricted Payments made by the Borrower in cash during such fiscal year that are permitted by clause (i) or (ii) of Section 7.6(f), (ix) to the extent not deducted in computing Consolidated Net Income, CSA Payments paid by the Borrower and its Subsidiaries during such fiscal year

(minus the principal amount of Indebtedness (other than Indebtedness incurred
------
under the Revolving Credit Facility or any other revolving credit facility) incurred in connection with such CSA Payments), (x) Investments made in cash by the Borrower and its Subsidiaries during such fiscal year that are permitted by
Section 7.8(j), (q) or (u) (minus the principal amount of Indebtedness (other
                            -----
than Indebtedness incurred under the Revolving Credit Facility or any other revolving credit facility) incurred in connection with such Investments) and
(xi) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

          "Excess Cash Flow Application Date":  as defined in Section 2.12(e).
           ---------------------------------

          "Excluded Collateral":  any Deposit Account or Letter-of-Credit Right
           -------------------
with respect to which the Lien of the Administrative Agent, for the benefit of the Lenders, is not required to be subject to the "control" (within the meaning of the applicable Uniform Commercial Code) of the Administrative Agent pursuant to Section 6.9(e) or Section 5.4(b) of the Guarantee and Collateral Agreement.

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary of Holdings
           -----------------------------
in respect of which no election has been made to treat such Foreign Subsidiary for United States federal income tax purposes as a branch of a Person formed or organized under the laws of the United States of America, or any State thereof or partnership the partners of which are Persons formed or organized under the laws of the United States of America, or any State thereof.

          "Existing Credit Agreement":  as defined in the recitals hereto.
           -------------------------

          "Facility":  each of (a) the Tranche A Term Loan Commitments and the
           --------
Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b)
                                           ----------------------------
the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments
      ----------------------------
and the extensions of credit made thereunder (the "Revolving Credit Facility").
                                                   -------------------------

          "Federal Funds Effective Rate":  for any day, the rate set forth in
           ----------------------------
the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds
            ---------
(Effective)" (or, if such day is not a Business Day, for the Business Day next preceding such day). If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m.
                                                             -------------------
Quotation") for such day under the caption "Federal Funds Effective Rate" (or,
---------
if such day is not a Business Day, for the Business Day next preceding such day). If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Foreign Subsidiary":  any Subsidiary of Holdings that is not a
           ------------------
Domestic Subsidiary.

          "FQ1", "FQ2 ", "FQ3", and "FQ4":  when used with a numerical year
           ---    ----    ---        ---
designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ4 2002 means the fourth fiscal quarter of the Borrower's 2002 fiscal year, which ends December 31, 2002).

          "Funded Debt":  with respect to any Person, all Indebtedness of such
           -----------
Person of the types described in clauses (a) through (e) and, to the extent that the Indebtedness guaranteed pursuant to such Guarantee Obligations is of the types described in such clauses (a) through (e),

(e), (h) of the definition of "Indebtedness" in this Section 1.1; provided,
                                                                  --------
however, that the Indebtedness of any Person whose earnings are excluded from
-------
the calculation of Consolidated Net Income for any period pursuant to clause (c) of the definition of "Consolidated Net Income" in this Section 1.1 shall not be included for purposes of calculating Funded Debt at any time during such period.

          "Funding Office":  the office specified from time to time by the
           --------------
Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
of America as in effect from time to time.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement":  the Amended and Restated
           ----------------------------------
Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                        -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
----------------
without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings and the Subsidiary
           ----------
Guarantors.

          "Hedge Agreements":  all interest rate or currency swaps, caps or
           ----------------
collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Holdings or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Immaterial Subsidiaries":  any Subsidiaries of Holdings (a) the
           -----------------------
combined revenues of which constituted, for the period of four fiscal quarters ended on the last day of the most recent fiscal quarter or fiscal year in respect of which financial statements shall have been delivered pursuant to
Section 6.1, less than, for all such Subsidiaries in the aggregate, 5% of the consolidated revenues of Holdings and its Subsidiaries for such period and (b) the consolidated assets of which constituted, as at such last day, less than, for all such Subsidiaries in the aggregate, 5% of the consolidated assets of Holdings and its Subsidiaries at such day.

          "Inactive Subsidiary":  each Subsidiary of Holdings that has total net
           -------------------
assets of $10,000 or less.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable incurred in the ordinary course of such Person's business, (ii) deferred compensation arrangements with respect to officers, directors, employees or agents of such Person and (iii) client deposits, accrued employee compensation and other liabilities accrued, in each case in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person (other than any obligation to repurchase Capital Stock pursuant to the CSG Employee Stock Purchase Plan or to repurchase options or warrants (or Capital Stock issued upon the exercise of options or warrants) in connection with the "cashless exercise" of options or warrants), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements (provided that the principal amount of the Indebtedness of any Person in respect of any Hedge Agreement at any time shall be the amount, if any, that would, under the agreements and instruments governing such Hedge Agreement, be payable by such Person at such time if such Hedge Agreement were terminated at such time by the other party thereto, in each case taking into account any netting or set-off arrangements or agreements applicable thereto).

          "Indemnified Liabilities":  as defined in Section 10.5(d).
           -----------------------

          "Indemnitee":  as defined in Section 10.5(d).
           ----------

          "Initial Funding Date":  the date on which the conditions precedent
           --------------------
set forth in Section 5.2 shall have been satisfied and a Borrowing Notice shall have been delivered in accordance with Section 2.2, which date shall be not later than May 1, 2002.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any LIBOR Loan, (a) initially, the period
           ---------------
commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three, six or, with the consent of all relevant Lenders, nine or twelve months thereafter, as selected by the Borrower in its Borrowing Notice or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, six or, with the consent of all relevant Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable Notice of Continuation/Conversion given to the Administrative Agent prior to 1:00 P.M., New York City time, at least three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all
                                                              --------
of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iv) notwithstanding the foregoing, with respect to the first Interest Period in respect of any Loan that commences on or after the Closing Date, the Borrower may elect an Interest Period that commences on the first day otherwise applicable thereto and, subject to clauses (i) and
     (iii) above, ends on the last day of the calendar month in which such Interest Period begins.

          "Interest Rate Determination Date":  with respect to any Interest
           --------------------------------
Period, the date for calculating the applicable LIBOR for purposes of determining the interest rate for such Interest Period. The Interest Rate Determination Date for any LIBOR Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

          "Investments":  as defined in Section 7.8.
           -----------

          "Issuing Lender":  any Revolving Credit Lender from time to time
           --------------
designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent (which consent, in the case of the Administrative Agent, will not be unreasonably withheld or delayed).

          "L/C Commitment":  $40,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the Revolving Credit Termination Date.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  with respect to any Letter of Credit, the
           ----------------
collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

          "Lehman Entity":  any of Lehman Commercial Paper Inc. or any of its
           -------------
affiliates (including Syndicated Loan Funding Trust).

          "Lender Addendum":  with respect to any initial Lender, a Lender
           ---------------
Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letter-of-Credit Rights":  as defined in the Guarantee and Collateral
           -----------------------
Agreement.

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "LIBOR":  for any Interest Rate Determination Date with respect to an
           -----
Interest Period for any Loan to be made, continued as or converted into a LIBOR Loan, the London interbank offered rate, rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%), equal to the offered rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, which appears on Page LIBOR01 of the Reuters screen (or such other page as may replace Page LIBOR01 on that service or any successor service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 A.M., London time, on such Interest Rate Determination Date. If the LIBOR for an Interest Period cannot be determined pursuant to the preceding sentence, then the LIBOR for such Interest Period shall be determined on the basis of the rates at which deposits in Dollars are offered to the Reference Lender at approximately 11:00 A.M., London time, on such Interest Rate Determination Date on an amount approximately equal to the principal amount of the Reference Lender's LIBOR Loans to which such Interest Period is applicable. The Administrative Agent will request the principal London office of the Reference Lender to provide a quotation of its rate.

          "LIBOR Loans":  Loans for which the applicable rate of interest is
           -----------
based upon Adjusted LIBOR.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents, the
           --------------
Applications and the Notes.

          "Loan Parties":  Holdings, the Borrower and each Subsidiary of
           ------------
Holdings that is a party to a Loan Document.

          "Lucent":  as defined in the recitals hereto.
           ------

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or (a) in the case of any Term Loan Facility, prior to the Initial Funding Date, the holders of more than 50% of the Commitments in respect of such Facility and (b) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
Lenders in respect of the Revolving Credit Facility.

          "Mandatory Prepayment Amount":  as defined in Section 2.18(d).
           ---------------------------

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, property, financial condition or results of operations of the Borrower and its Subsidiaries (which are Subsidiary Guarantors), taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Material Customer Services Agreement":  at any time, any Customer
           ------------------------------------
Service Agreement the processing revenues under which, during the period of four consecutive fiscal quarters of Holdings ended on the last day of the fiscal quarter most recently ended for which financial statements shall have been delivered pursuant to Section 5.1(b) or 6.1, shall exceed 10% of the consolidated processing revenues of Holdings and its Subsidiaries for such period (calculated, in the case of any such period of four fiscal quarters ending prior to June 30, 2003, on a pro forma basis as if the Acquisition had
                                    --- -----
occurred on the first day of such period).

          "Material Environmental Amount":  an amount or amounts payable by
           -----------------------------
Holdings and/or any of its Subsidiaries, in the aggregate in excess of $10,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or would reasonably be expected to give rise to liability under any Environmental Law.

          "Moody's":  Moody's Investors Service, Inc. (or successors thereto).
           -------

          "Mortgages":  each of the mortgages and deeds of trust made by any
           ---------
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees and other professional fees and expenses incurred in connection with such Asset Sale or Recovery Event, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), (iii) other customary fees and expenses actually incurred in connection with such Asset Sale or Recovery Event,
(iv) taxes paid or reasonably estimated to be payable as a result of such Asset Sale or Recovery Event, including in the case of any such proceeds received by any Foreign Subsidiary, any taxes paid or payable in respect of the repatriation of such proceeds to the United States of America (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (v) reserves for purchase price adjustments and retained liabilities reasonably expected to be paid in cash in connection with such Asset Sale or Recovery Event (provided that such amounts shall be Net Cash Proceeds to the extent and at the time released or not required to be so used), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of (i) attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (ii) in the case of any such proceeds received by any Foreign Subsidiary, any taxes paid or payable in respect of the repatriation of such proceeds to the United States of America, and (c) in connection with any Termination Payment, the cash amount thereof, net of any fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.20(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.20(d).
           ---------------

          "Note":  any promissory note evidencing any Loan.
           ----

          "Notice of Conversion/Continuation":  with respect to any request for
           ---------------------------------
conversion or continuation of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit K, delivered to the Administrative Agent.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) obligations of Holdings or any of its Subsidiaries
           --------
under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Optional Prepayment Amount":  as defined in Section 2.18(d).
           --------------------------

          "Optional Specified Group Investment Amount":  at any time,
           ------------------------------------------
$60,000,000 less an amount equal to twice the aggregate amount of Restricted Payments made pursuant to subclause (ii)(A)(2) of Section 7.6(e) at or prior to such time.

          "Other Taxes":  any and all present or future stamp or documentary
           -----------
taxes and any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Paribas Entity":  any of BNP Paribas or any of its affiliates.
           --------------

          "Participant":  as defined in Section 10.6(b).
           -----------

          "Payment Amount":  as defined in Section 3.5.
           --------------

          "Payment Office":  the office specified from time to time by the
           --------------
Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition":  any acquisition by Holdings or any of its
           ---------------------
Subsidiaries of all or substantially all of the Capital Stock, or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division or business line of any Person, if such acquisition complies with the following criteria:

          (a) no Default or Event of Default shall be in effect after giving effect to such acquisition, and Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings to such effect;

          (b) after giving effect to the consummation of such acquisition and to the incurrence of any Indebtedness associated therewith, the Consolidated Leverage Ratio (calculated as if such acquisition had occurred on the first day of the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 6.1) shall be not greater than 0.25 less than the highest Consolidated Leverage Ratio permitted at such time under Section 7.1(a) (e.g., if Section 7.1(a)
                                                       ------
     permits a Consolidated Leverage Ratio of 2.35 to 1.00 at the time of such acquisition, this paragraph (b) requires that the Consolidated Leverage Ratio shall be not greater than 2.10 to 1.00), and the Borrower shall have delivered to the Administrative Agent such financial information as the Administrative Agent shall reasonably request to demonstrate such pro forma
                                                                       --- -----
     compliance;

          (c) after giving effect to the consummation of such acquisition and to the incurrence of any Indebtedness associated therewith, the Borrower shall be in pro forma compliance with the covenants in Sections 7.1(b) and (c)
           --- -----
     (calculated as if such acquisition had occurred on the first day of the period of four consecutive fiscal quarters most recently ended for which the relevant financial information is available), and the Borrower shall have delivered to the Administrative Agent such financial information as the Administrative Agent shall reasonably request to demonstrate such pro
                                                                           ---
     forma compliance;
     -----

          (d) the acquisition of the Person, division or line of business acquired shall not be in violation of Section 7.15;

          (e) any Person whose Capital Stock is directly or indirectly acquired shall be, after giving effect to such acquisition, a direct or an indirect Wholly Owned Subsidiary of Holdings; and

          (f) the aggregate fair market value of the consideration paid by Holdings and its Subsidiaries in connection with all such acquisitions, when added to the aggregate amount of CSA Payments made, shall not exceed
     (i) $60,000,000, if the Consolidated Leverage Ratio, on a pro forma basis
                                                               --- -----
     after giving effect to such acquisition (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 6.1), is greater than or equal to 1.00 to 1.00 or (ii) $100,000,000, if the Consolidated Leverage Ratio (as so calculated) is less than 1.00 to 1.00.

          "Permitted CSA Payments":  any CSA Payments made by the Borrower or
           ----------------------
any of its Subsidiaries, if such CSA Payments comply with the following criteria:

          (a) no Default or Event of Default shall be in effect after giving effect to the making of such CSA Payments, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect; and

          (b) the aggregate amount of all CSA Payments made, when added to the fair market value of the consideration paid by Holdings and its Subsidiaries in connection with all Permitted Acquisitions, shall not exceed (i) $60,000,000, if the Consolidated Leverage Ratio, on a pro forma
                                                                      --- -----
     basis after giving effect to the making of such CSA Payments (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 6.1), is greater than or equal to 1.00 to 1.00 or (ii) $100,000,000, if the Consolidated Leverage Ratio (as so calculated) is less than 1.00 to 1.00.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prepayment Date":  as defined in Section 2.18(d).
           ---------------

          "Prepayment Option Notice":  as defined in Section 2.18(d).
           ------------------------

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Balance Sheets":  as defined in Section 4.1(a).
           ------------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Property":  any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Qualified Counterparty":  with respect to any Specified Hedge
           ----------------------
Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any of its Subsidiaries.

          "Reference Lender":  BNP Paribas.
           ----------------

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12(d) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Default or Event of Default has occurred and is continuing and that Holdings (directly or indirectly through a Subsidiary of Holdings) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (other than inventory) useful in the business of Holdings and its Subsidiaries; provided,
                                                                    --------
however, that in the event that such Net Cash Proceeds are in respect of an
-------
Asset Sale or Recovery Event in respect of the Borrower or any of its Domestic Subsidiaries, any reinvestment of such Net Cash Proceeds in any Person other than the Borrower and its Domestic Subsidiaries must be permitted under Section 7.8(c).

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount
                                                         ----
expended prior to the relevant Reinvestment Prepayment Date to acquire assets (other than inventory) useful in the business of Holdings and its Subsidiaries.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which Holdings or the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets (other than inventory) useful in the business of Holdings and its Subsidiaries.

          "Related Fund":  with respect to any Lender, any fund that (a) invests
           ------------
in commercial loans and (b) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S) 4043.

          "Required Lenders":  at any time, the holders of more than 50% of (a)
           ----------------
until the Initial Funding Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  with respect to any Person, the chief
           -------------------
executive officer, president, chief financial officer or treasurer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" in this Agreement shall refer to a Responsible Officer of the Borrower.

          "Restricted Payments":  as defined in Section 7.6.
           -------------------

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $100,000,000.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
the Initial Funding Date to the Revolving Credit Termination Date.

          "Revolving Credit Facility":  as defined in the definition of
           -------------------------
"Facility" in this Section 1.1.

          "Revolving Credit Lender":  each Lender that has a Revolving Credit
           -----------------------
Commitment or that is the holder of Revolving Extensions of Credit.

          "Revolving Credit Loans":  as defined in Section 2.4(a).
           ----------------------

          "Revolving Credit Note":  as defined in Section 2.8(e).
           ---------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date":  the date which is five years
           ---------------------------------
after the Closing Date.

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) the aggregate amount of such Lender's participating interests in the L/C Obligations then outstanding (or, in the case of each Issuing Lender, such Issuing Lender's interest remaining in such L/C Obligations after giving effect to the grant of participating interests therein to the other Lenders pursuant to Section 3.4).

          "S&P":  Standard & Poor's Ratings Services (or successors thereto).
           ---

          "SEC":  the Securities and Exchange Commission (or successors thereto
           ---
or an analogous Governmental Authority).

          "Secured Parties":  as defined in the Guarantee and Collateral
           ---------------
Agreement.

          "Securities Accounts":  as defined in the Guarantee and Collateral
           -------------------
Agreement.

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
Collateral Agreement, any Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Single Employer Plan":  any Plan that is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent":  with respect to any Person, as of any date of
           -------
determination, (a) the amount of the "present fair saleable value" of the assets of such Person, as of such date, exceeds the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Change of Control":  a "Change of Control", or like event,
           ---------------------------
as defined in any indenture pursuant to which Indebtedness of Holdings or the Borrower may be outstanding at any time.

          "Specified Group":  collectively, all Subsidiaries of Holdings other
           ---------------
than the Borrower and its Subsidiaries.

          "Specified Group Investments":  for any period, the aggregate amount
           ---------------------------
of Investments (other than Investments consisting of (i) Guarantee Obligations of Holdings permitted under Section 7.2(e) that do not constitute Indebtedness and (ii) Guarantee Obligations of the Borrower and its Subsidiaries permitted under Section 7.2(e) in respect of Hedge Agreements of members of the Specified Group) made by Loan Parties (other than Specified Subsidiary Guarantors) in any member of the Specified Group during such period pursuant to Section 7.8(c) or 7.8(r).

          "Specified Hedge Agreement":  any Hedge Agreement entered into by (a)
           -------------------------
Holdings or any of its Subsidiaries, (b) any Lender or any affiliate thereof, as counterparty or (c) any Person that was a Lender or an affiliate of a Lender at the time such Hedge Agreement was entered into, as counterparty.

          "Specified Subsidiary Guarantor":  the collective reference to (a) any
           ------------------------------
Acquisition Corp. that is a Domestic Subsidiary of Holdings and (b) any Domestic Subsidiary of any Acquisition Corp.

          "Standby Letter of Credit":  an irrevocable letter of credit (other
           ------------------------
than a Trade Letter of Credit) for the account of the Borrower and for the benefit of any holder of obligations of Holdings or any of its Subsidiaries, provided that any such letter of credit issued for the benefit of any holder of
--------
obligations owing by any member of the Specified Group shall be limited as provided in Section 7.8.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor":  each Subsidiary of Holdings other than the
           --------------------
Borrower, any Excluded Foreign Subsidiary and any Inactive Subsidiary.

          "Supermajority Lenders":  at any time, the holders of more than 66
           ---------------------
2/3% of (a) until the Initial Funding Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Tax Sharing Agreement":  the Tax Sharing Agreement among Holdings,
           ---------------------
the Borrower and those other Subsidiaries of Holdings which are parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent, to be entered into on or prior to the Closing Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.17.

          "Termination Payment":  any contract termination payments or similar
           -------------------
damages payments received by Holdings or any of its Subsidiaries as a result of the termination of any Customer Services Agreement.

          "Term Loan Facilities":  the collective reference to the Tranche A
           --------------------
Term Loan Facility and the Tranche B Term Loan Facility.

          "Term Loan Lenders":  the collective reference to the Tranche A Term
           -----------------
Loan Lenders and the Tranche B Term Loan Lenders.

          "Term Loans":  the collective reference to the Tranche A Term Loans
           ----------
and the Tranche B Term Loans.

          "Term Note":  as defined in Section 2.8(e).
           ---------

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Trade Letter of Credit":  a documentary, trade or commercial letter
           ----------------------
of credit in respect of the purchase of goods or services issued for the account of the Borrower and for the benefit of any holder of obligations of Holdings or any of its Subsidiaries incurred in the ordinary course of business, provided
                                                                     --------
that any such letter of credit issued for the benefit of any holder of obligations owing by any member of the Specified Group shall be limited as provided in Section 7.8.

          "Tranche A Maturity Date":  the date which is five years after the
           -----------------------
Closing Date.

          "Tranche A Term Loan":  as defined in Section 2.1(a).
           -------------------

          "Tranche A Term Loan Commitment":  as to any Lender, the obligation of
           ------------------------------
such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $125,000,000.

          "Tranche A Term Loan Facility":  as defined in the definition of
           ----------------------------
"Facility" in this Section 1.1.

          "Tranche A Term Loan Lender":  each Lender that has a Tranche A Term
           --------------------------
Loan Commitment or is the holder of a Tranche A Term Loan.

          "Tranche A Term Loan Percentage":  as to any Tranche A Term Loan
           ------------------------------
Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Initial Funding Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

          "Tranche B Maturity Date":  the date which is six years after the
           -----------------------
Closing Date.

          "Tranche B Term Loan":  as defined in Section 2.1(b).
           -------------------

          "Tranche B Term Loan Commitment":  as to any Lender, the obligation of
           ------------------------------
such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $175,000,000.

          "Tranche B Term Loan Facility":  as defined in the definition of
           ----------------------------
"Facility" in this Section 1.1.

          "Tranche B Term Loan Lender":  each Lender that has a Tranche B Term
           --------------------------
Loan Commitment or is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage":  as to any Tranche B Term Loan
           ------------------------------
Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Initial Funding Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transferee":  as defined in Section 10.14(a).
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a LIBOR
           ----
Loan.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
a Wholly Owned Subsidiary of Holdings.

          1.2  Other Definitional Provisions. (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) All calculations of financial ratios set forth in Section 7.1, and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin, the Commitment Fee Rate and the ECF Percentage, shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.125, the ratio will be rounded up to 5.13.

           SECTION 2.    AMOUNT AND TERMS OF COMMITMENTS

          2.1  Term Loan Commitments. Subject to the terms and conditions
               ---------------------
hereof, (a) the Tranche A Term Loan Lenders severally agree to make term loans (each, a "Tranche A Term Loan") to the Borrower on the Initial Funding Date in
          -------------------
an amount for each Tranche A Term Loan Lender not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) the Tranche B Term Loan Lenders severally agree to make term loans (each, a "Tranche B Term Loan") to
                                                     -------------------
the Borrower on the Initial Funding Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

          2.2  Procedure for Term Loan Borrowing.  The Borrower shall deliver to
               ---------------------------------
the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, one Business Day prior to the anticipated Initial Funding Date) requesting that the Term Loan Lenders make the Term Loans on the Initial Funding Date. The Term Loans made on the Initial Funding Date shall initially be Base Rate Loans and such Term Loans which are (a) Tranche A Term Loans may be converted to LIBOR Loans on or after the date which is three Business Days after the Initial Funding Date and (b) Tranche B Term Loans may be converted to LIBOR Loans on or after the date which is seven Business Days after the Initial Funding Date unless the Administrative Agent shall consent to such conversion on an earlier date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 2:00 P.M., New York City time, on the Initial Funding Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

          2.3  Repayment of Term Loans.  (a) The Tranche A Term Loan of each
               -----------------------
Tranche A Term Loan Lender shall mature and be due and payable in 19 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche A Term Loans made on the Initial Funding Date, with the entire remaining outstanding and unpaid principal balance being due and payable on the Tranche A Maturity Date:

            Quarterly Installment               Percentage
            ---------------------               ----------
            June 30, 2002                          3.75%
            September 30, 2002                     3.75%
            December 31, 2002                      3.75%
            March 31, 2003                         3.75%
            June 30, 2003                          3.75%
            September 30, 2003                     3.75%
            December 31, 2003                      3.75%
            March 31, 2004                         3.75%
            June 30, 2004                          5.00%
            September 30, 2004                     5.00%
            December 31, 2004                      5.00%
            March 31, 2005                         5.00%
            June 30, 2005                          6.25%
            September 30, 2005                     6.25%
            December 31, 2005                      6.25%
            March 31, 2006                         6.25%
            June 30, 2006                          6.25%
            September 30, 2006                     6.25%
            December 31, 2006                      6.25%

          (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature and be due and payable in 23 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche B Term Loans made on the Initial Funding Date, with the entire remaining outstanding and unpaid principal balance being due and payable on the Tranche B Maturity Date:

            Quarterly Installment               Percentage
            ---------------------               ----------
            June 30, 2002                          0.25%
            September 30, 2002                     0.25%
            December 31, 2002                      0.25%
            March 31, 2003                         0.25%
            June 30, 2003                          0.25%
            September 30, 2003                     0.25%
            December 31, 2003                      0.25%
            March 31, 2004                         0.25%
            June 30, 2004                          0.25%
            September 30, 2004                     0.25%
            December 31, 2004                      0.25%
            March 31, 2005                         0.25%
            June 30, 2005                          0.25%
            September 30, 2005                     0.25%
            December 31, 2005                      0.25%
            March 31, 2006                         0.25%
            June 30, 2006                          0.25%

                    Quarterly Installment          Percentage
                    ---------------------          ----------
                    September 30, 2006                0.25%
                    December 31, 2006                 0.25%
                    March 31, 2007                    0.25%
                    June 30, 2007                    23.75%
                    September 30, 2007               23.75%
                    December 31, 2007                23.75%

          2.4     Revolving Credit Commitments.  (a) Subject to the terms and
                  ----------------------------
conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment; provided that the aggregate principal amount of Revolving Credit
            --------
Loans made by all of the Revolving Credit Lenders on the Initial Funding Date shall not exceed $5,000,000. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a LIBOR Loan after the
--------
day that is one month prior to the Revolving Credit Termination Date.

          (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5     Procedure for Revolving Credit Borrowing.  The Borrower may
                  ----------------------------------------
borrow under the Revolving Credit Commitments on Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to
                                    --------
the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). The Revolving Credit Loans made on the Initial Funding Date shall initially be Base Rate Loans and such Revolving Credit Loans may be converted to LIBOR Loans on or after the date which is three Business Days after the Initial Funding Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, (I) $1,000,000 or a multiple of $500,000 in excess thereof or
(II) the then aggregate Available Revolving Credit Commitments; provided that a
                                                                --------
borrowing of Base Rate Loans made pursuant to Section 3.5 shall be in the amount of the Payment Amount to be paid with the proceeds of such Base Rate Loans) and
(y) in the case of LIBOR Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on such requested Borrowing Date in funds immediately available to the

Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6     [Reserved].
                  ----------

          2.7     [Reserved].
                  ----------

          2.8     Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby
                  ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedules set forth in
Section 2.3 (or on such earlier date on which the Term Loans become due and payable pursuant to Section 8). Amounts repaid on account of Term Loans may not be reborrowed. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Initial Funding Date until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively (a "Term Note" or
                                                                   ---------
"Revolving Credit Note", respectively), with appropriate insertions as to date
 ---------------------
and principal amount; provided that delivery of Notes shall not be a condition
                      --------
precedent to the occurrence of
the Closing Date or the Initial Funding Date or the making of the Loans on the Initial Funding Date.

          2.9     Commitment Fees, etc.  (a) The Borrower agrees to pay to the
                  --------------------
Administrative Agent for the of each Revolving Credit Lender a commitment fee for each day during the from and including the Closing Date to but excluding the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate for such day on the Available Revolving Credit Commitment of such Lender as of the close of business on such day, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Agents the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Agents and the Arrangers.

          (c) The Borrower agrees to pay to the Administrative Agent the agency fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          2.10    Termination or Reduction of Revolving Credit Commitments.  The
                  --------------------------------------------------------
Borrower shall have the right, upon not less than three Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments
--------
shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans or Reimbursement Obligations made, or terminations or expirations of Letters of Credit occurring, on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to (i) $1,000,000 or a whole multiple of $500,000 in excess thereof or (ii) the then aggregate Available Revolving Credit Commitments, and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.11    Optional Prepayments.  Subject to Section 2.18(d), the
                  --------------------
Borrower may at any time and from to time prepay the Loans, in whole or in part, without premium or penalty as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of LIBOR Loans or Base Rate Loans; provided that if a LIBOR
                                                      --------
Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to
Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $500,000 in excess thereof or (ii) the aggregate principal amount of the Term Loans or the Revolving Credit Loans, as applicable, or the applicable Eurodollar Tranche thereof then outstanding.

          2.12     Mandatory Prepayments and Commitment Reductions.  (a) Unless
                   -----------------------------------------------
(x) the Consolidated Leverage Ratio as of the last day the most recently ended fiscal quarter of Holdings for which financial shall have been delivered pursuant to Section 6.1 (the "Equity Proceeds Calculation Date") was less than
                              --------------------------------
or equal to 1.00 to 1.00 or (y) the Required Prepayment Lenders, at the request of the Borrower, shall otherwise agree, if any Capital Stock shall be issued by Holdings (other than any issuance of Capital Stock of Holdings to officers, directors and employees of Holdings or any of its Subsidiaries, or pursuant to options, warrants or other rights to acquire such Capital Stock issued to any such officers, directors and employees, in each case in connection with their employment arrangements with, or directorship of, Holdings or any of its Subsidiaries), then on the date of such issuance of Capital Stock, the Term Loans shall be prepaid by an amount equal to the lesser of (i) 50% of the amount of the Net Cash Proceeds of such issuance of Capital Stock and (ii) the amount which, when applied to the prepayment of Term Loans, would, on a pro forma basis after giving effect to such prepayment, reduce the Consolidated Leverage Ratio as of the applicable Equity Proceeds Calculation Date to 1.00 to 1.00, as set forth in Section 2.12(f).

          (b) Unless the Required Prepayment Lenders, at the request of the Borrower, shall otherwise agree, if any Indebtedness shall be incurred by Holdings or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement), then on the date of such incurrence of Indebtedness, the Term Loans shall be prepaid by an amount equal to 100% of the Net Cash Proceeds of such incurrence of Indebtedness, as set forth in Section 2.12(f). The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by Holdings or any of its Subsidiaries.

          (c) Unless the Required Prepayment Lenders, at the request of the Borrower, shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive any Termination Payment in respect of any Material Customer Services Agreement, then on the date of such receipt of such Termination Payment, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to 100% of the Net Cash Proceeds of such Termination Payment, as set forth in Section 2.12(f).

          (d) Unless the Required Prepayment Lenders, at the request of the Borrower, shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by Holdings or any of its Subsidiaries of such Net Cash Proceeds, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(f); provided that,
                                                         --------
notwithstanding the foregoing, on each Reinvestment Prepayment Date the Term Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(f). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

          (e) Unless the Required Prepayment Lenders, at the request of the Borrower, shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans shall be prepaid by an amount equal to the ECF Percentage of such Excess Cash Flow less all voluntary prepayments of the Term Loans made during such fiscal year, as set forth in Section 2.12(f). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow
                                                      ----------------
Application Date") no later than 15 days after the earlier of (i) the date on
----------------
which the financial statements of Holdings referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (f) Unless the Required Prepayment Lenders shall otherwise agree, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the
                                                -----
Term Loans and, in the case of any prepayment pursuant to Section 2.12(c) only, second, to reduce permanently the Revolving Credit Commitments. Any such
------
reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving
               --------
Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

          2.13    Conversion and Continuation Options.  (a) The Borrower may
                  -----------------------------------
elect from time to time to convert LIBOR to Base Rate Loans by giving the Administrative Agent an irrevocable of Conversion/Continuation prior to 1:00 P.M., New York City time, at least three Business Days prior to such conversion, provided that any such conversion of LIBOR Loans may be made only on the last
--------
day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by giving the Administrative Agent an irrevocable Notice of Conversion/Continuation prior to 1:00 P.M., New York City time, at least three Business Days prior to such conversion (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted
--------
into a LIBOR Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Subject to Section 2.17, the Borrower may elect to continue any LIBOR Loan as such upon the expiration of the then current Interest Period with respect thereto by giving the Administrative Agent an irrevocable Notice of Conversion/Continuation prior to 1:00 P.M., New York City time, at least three Business Days prior to such continuation in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, which notice shall specify the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan under a particular Facility may be continued
       --------
as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further,
                                                             --------  -------
that (A) if the

Borrower shall fail to give any required Notice of Conversion/Continuation as described above in this paragraph with respect to any Revolving Credit Loans that are Eurodollar Loans or if such continuation with respect to any Eurodollar Loans is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period and (B) if the Borrower shall fail to give any required Notice of Conversion/Continuation as described above in this paragraph or Section 2.13(a) with respect to any Term Loans that are Eurodollar Loans, such Loans shall be continued automatically on the last day of the then expiring Interest Period as Eurodollar Loans having an Interest Period of one month. Upon receipt of any such Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.14    Minimum Amounts and Maximum Number of Eurodollar Tranches.
                  ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all conversions, continuations and optional prepayments of LIBOR Loans all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof (provided that, notwithstanding the foregoing, the Borrower may elect to
 --------
continue Term Loans that are LIBOR Loans or convert Term Loans that are Base Rate Loans into LIBOR Loans such that the aggregate principal amount of the LIBOR Loans comprising a single Eurodollar Tranche of Tranche A Term Loans and/or a single Eurodollar Tranche of Tranche B Term Loans shall be equal to the aggregate principal amount of the next scheduled amortization installment required to be paid with respect to the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, under Section 2.3) and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

          2.15    Interest Rates and Payment Dates.  (a) Each LIBOR Loan shall
                  --------------------------------
bear interest for each day during each Period with respect thereto at a rate per annum equal to Adjusted LIBOR for such day plus the Applicable Margin in effect for such day.

          (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount (other than principal) payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from and including the date such amount became due to but excluding the date such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.16    Computation of Interest and Fees.  (a) Interest, fees and
                  --------------------------------
commissions payable pursuant hereto shall calculated on the basis of a 360-day year for the actual days elapsed, except with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBOR. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

          2.17    Inability to Determine Interest Rate.  If prior to the first
                  ------------------------------------
day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Adjusted LIBOR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given, (x) unless the Borrower shall have elected (subject to the provisions of Section 2.21), by notice to the Administrative Agent not later than Noon, New York City time, on the scheduled Borrowing Date for such Loans, not to borrow such Loans, any LIBOR Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to LIBOR Loans.

          2.18    Pro Rata Treatment and Payments.  (a) Each borrowing by the
                  -------------------------------
Borrower from the Lenders hereunder, payment by the Borrower on account of any commitment fee or Letter of fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche A Term Loan
                       --- ----
Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective
                                      --- ----
amounts then due and owing to the Lenders.

          (b) Subject to Section 2.18(d), each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal
                --- ----
amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata
                                                                    --- ----
according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such
                                --- ----
Term Loans held by such Term Loan Lenders, and each prepayment of Term Loans of any Facility shall be applied (i) in the case of optional prepayments pursuant to Section 2.11, first, to the next four scheduled amortization installments for
                 -----
such Term Loans in chronological order and, second, to the remaining scheduled
                                            ------
amortization installments for such Term Loans pro rata based on the remaining
                                              --- ----
outstanding principal amount of such installments and (ii) in the case of mandatory prepayments pursuant to Section 2.12, shall be applied to the scheduled amortization installments for such Term Loans pro rata based on the
                                                        --- ----
remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.

          (d)     Notwithstanding anything to the contrary in Sections 2.11,
2.12 or 2.18(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.11 or any mandatory prepayment described in
Section 2.12 that is allocated to Tranche B Term Loans (such amounts, respectively, the "Optional Prepayment Amount" and the "Mandatory Prepayment
                   --------------------------           --------------------
Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower
------
will:

          (i) in the case of any optional prepayment of the Tranche B Term Loans which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment
                                                                   ----------
     Option Notice") as described below; and
     -------------

          (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.12, on the date specified in Section 2.12 for such prepayment, (A) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

          As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the Prepayment Date the Tranche B Term Loans of such Lender by an amount equal to the portion of the Optional Prepayment Amount or Mandatory Prepayment Amount, as the case may be, indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. The "Prepayment Date" in respect of any
                                    ---------------
Prepayment Option Notice shall be the date which is (i) in the case of a Prepayment Option Notice relating to an optional prepayment, the date on which the Borrower has advised the Administrative Agent that it wishes to make such optional prepayment and (ii) in the case of a Prepayment Option Notice relating to a mandatory prepayment, the date which is three Business Days after the date of such Prepayment Option Notice.

          On the Prepayment Date:

          (i) in the case of any optional prepayment, the Borrower shall pay to the Administrative Agent the Optional Prepayment Amount, and the Administrative Agent shall (A) apply the Optional Prepayment toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted optional prepayment as described above and (B) apply the remaining portion of the Optional Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans; and

          (ii) in the case of any mandatory prepayment, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted mandatory prepayment as described above and (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans.

The procedures described above in this paragraph shall not be applicable in the case of a prepayment in full of all Term Loans.

          (e) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base
                                                              -----
Rate Loans under such Facility and, second, to LIBOR Loans under such Facility.
                                    ------
Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 1:00 P.M., New York City time, on any Business Day may, at the option of the Administrative Agent, be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (h) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --- ----
made to the Administrative Agent by the Borrower within three Business Days after such due date, the

Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.19    Requirements of Law.  (a) If the adoption of or any change in
                  -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made (x) in the case of any Lender party hereto on the date hereof, subsequent to the date hereof, and (y) in the case of any other Lender, subsequent to the date such Lender became a Lender:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBOR hereunder; or

          (ii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made (i) in the case of any Lender party hereto on the date hereof, subsequent to the date hereof, and (ii) in the case of any other Lender, subsequent to the date such Lender became a Lender, shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Anything in this Section 2.19 to the contrary notwithstanding, the Borrower shall not be obligated to make any payment to any Lender under this
Section 2.19 on account of any period or portion thereof prior to the date that is 180 days prior to the date upon which such Lender shall have notified the Borrower in writing of the adoption or change giving rise to such Lender's request for the payment of additional amounts under this Section 2.19.

          2.20    Taxes.  (a) All payments made by, or on account of any
                  -----
obligation of, the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, branch profits taxes, franchise taxes and similar taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender by a jurisdiction under the laws of which such Agent or Lender is organized or in which its principal executive office or applicable lending office is located, or as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-
                                                                     ----
Excluded Taxes") or any Other Taxes are required by law to be withheld from any
--------------
amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.20(a)) such Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, however, that the
                                                  --------  -------
Borrower shall not be required to increase any such amounts payable to any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section 2.20, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a) or (iii) that relate to any period or portion thereof prior to the date that is 180 days prior to the date upon which such Lender or Agent shall have notified the Borrower in writing of its entitlement under this paragraph (a) to receive additional amounts.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender directly as a result of any such failure. The agreements in this
Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof) (a "Non-U.S. Lender")
                                                           ---------------
shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, as appropriate, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the expiration, obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) The Borrower shall indemnify the Administrative Agent and each Lender for the full amount of any Non-Excluded Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any penalties, interest and reasonable expenses arising therefrom; provided, however, that the
                                                    --------
Borrower shall not be obligated to make payment to such Agent or Lender pursuant to this Section in respect of such Non-Excluded Taxes, Other Taxes, interest, penalties or other liabilities (i) if such Non-Excluded Taxes, Other Taxes, interest, penalties or other liabilities are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section,
(ii) if such interest or penalties are attributable to the gross negligence or willful misconduct of such Agent or such Lender, (iii) if such taxes are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this

Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such United States withholding taxes pursuant to
Section 2.20(a), (iv) with respect to a period or portion thereof prior to the date that is 180 days prior to the date upon which such Lender or Agent shall have notified the Borrower in writing of its entitlement to such payment under this paragraph (e) or (v) if, with respect to interest or penalties, such interest or penalties have accrued after the Borrower has indemnified or paid the additional amount in respect of the Non-Excluded Taxes or Other Taxes from which the interest or penalties arose. After an Agent or Lender learns of the imposition of Non-Excluded Taxes or Other Taxes, such Agent or such Lender will act in good faith to promptly notify the Borrower of its obligations hereunder.

          (f) If any Lender or any Agent receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 2.20, which refund in the good faith judgment of such Lender or Agent is allocable to such payment, it shall promptly notify the Borrower of such refund and shall, within 15 days after receipt, repay such refund (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund) to the Borrower net of all out-of-pocket expenses of such Lender or such Agent; provided, however, that the Borrower, upon the request of such Lender or such
--------  -------
Agent, agrees to repay the amount paid over to the Borrower to such Lender or such Agent in the event such Lender or such Agent is required to repay such refund.

          2.21    Indemnity.  The Borrower agrees to indemnify each Lender for,
                  ---------
and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment or conversion of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any election of the Borrower pursuant to Section 2.17 not to borrow LIBOR Loans. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.22    Illegality.  Notwithstanding any other provision herein, if
                  ----------
the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue

LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

          2.23    Change of Lending Office.  Each Lender agrees that, upon the
                  ------------------------
occurrence of any event giving rise to the operation of Section 2.19 or 2.22, or requiring the Borrower to pay additional amounts pursuant to Section 2.20(a), with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22. The mere existence of fees, charges, costs or expenses that the Borrower has offered and agreed to pay on behalf of a Lender shall not be deemed to cause a material disadvantage to such Lender.

          2.24    Replacement of Lenders under Certain Circumstances.  The
                  --------------------------------------------------
Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20 or gives a notice of illegality pursuant to Section 2.22 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
                                                                   --------
(i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section
2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.22, (iii) the replacement financial institution shall purchase, at par, all Loans, interest, fees and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under
Section 2.21 (as though Section 2.21 were applicable) if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein),
(vii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender shall have against the replaced Lender and (ix) the replaced Lender shall cease to be a Lender hereunder.

                         SECTION 3.  LETTERS OF CREDIT

          3.1     L/C Commitment.  (a) Subject to the terms and conditions
                  --------------
hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in

Section 3.4(a), agrees to issue Trade Letters of Credit or Standby Letters of Credit (the "Letters of Credit") for the joint and several account of the
             -----------------
Borrower and Holdings or any other of its Subsidiaries on any Business Day during the Revolving Credit Commitment Period in such form as the Borrower shall request that shall be reasonably acceptable to such Issuing Lender; provided
                                                                    --------
that no Issuing Lender shall issue any Letter of Credit if (i) after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, or (ii) in the case of any Letter of Credit issued for the benefit of any holder of any obligation owing by any member of the Specified Group, the issuance of such Letter of Credit is not permitted under Section 7.8. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) (I) the date which is seven Business Days prior to the Revolving Credit Termination Date, in the case of Standby Letters of Credit or (II) the date which is 30 Business Days prior to the Revolving Credit Termination Date, in the case of Trade Letters of Credit; provided that any Letter of Credit with a one-
                                 --------
year term may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2     Procedure for Issuance of Letter of Credit.  The Borrower may
                  ------------------------------------------
from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other customary certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required without its consent to issue any Letter of Credit earlier than three Business Days (or, in the case of any Trade Letter of Credit, five Business Days) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

          3.3     Fees and Other Charges.  (a) The Borrower will pay a fee, for
                  ----------------------
each day on which there shall be any Letters of Credit outstanding, on the aggregate drawable amount on such day of all outstanding Letters of Credit at a per annum rate equal to (i) in the case of Standby Letters of Credit, the Applicable Margin then in effect with respect to LIBOR Loans under the Revolving Credit Facility and (ii) in the case of Trade Letters of Credit, 50% of the Applicable Margin then in effect with respect to LIBOR Loans under the Revolving Credit Facility, such fee in each case to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account, for each day on which there shall be any Letters of Credit issued by such Issuing Lender outstanding, a fronting fee on the aggregate drawable amount on such day of all outstanding Letters of Credit issued by it at the percentage per annum rate agreed upon from time to time by the Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4     L/C Participations.  (a) Each Issuing Lender irrevocably
                  ------------------
agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, any failure to satisfy the conditions to making any Revolving Extension of Credit (including those set forth in Section 5), the occurrence and continuance of a Default or an Event of Default or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender on the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment of a drawing under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such
    --- ----
Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro
                                                                         ---
rata share thereof; provided, however, that in the event that any such payment
----                --------  -------
received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5     Reimbursement Obligation of the Borrower.  The Borrower agrees
                  ----------------------------------------
to reimburse each Issuing Lender for the amount of (a) any draft paid by such Issuing Lender under a Letter of Credit issued by such Issuing Lender and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment
                                                                  -------
Amount"); each such reimbursement shall be made on the later of (i) the Business
------
Day following the date of such notice and (ii) the date upon which such payment is made by such Issuing Lender. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment is made in full (x) until the second Business Day following the date of the applicable notice by the Issuing Lender, at the rate set forth in Section 2.15(b) in respect of Revolving Credit Loans that are Base Rate Loans and (y) thereafter, at the rate set forth in Section 2.15(c). Each drawing under any Letter of Credit shall (unless (I) an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply or (II) the Borrower shall have notified the Administrative Agent prior to Noon, New York City time, on the date upon which such borrowing of Base Rate Loans would otherwise be made that it does not wish to make such a borrowing of Base Rate Loans) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the Payment Amount in respect of such drawing. The Borrowing Date with respect to such borrowing shall be the date on which the Borrower is required to pay such Payment Amount pursuant to this Section 3.5. Each Revolving Credit Lender acknowledges and agrees that its obligation to make Base Rate Loans in respect of unreimbursed drawings under Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, any failure to satisfy the conditions to making any Revolving Extension of Credit (including those set forth in Section 5), the occurrence and continuance of a Default or an Event of Default (other than the occurrence and continuance of an event of the type described in clause (i) or (ii) of Section 8(f) with respect to the Borrower) or the reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          3.6     Obligations Absolute.  The Borrower's obligations under this
                  --------------------
Section 3 shall, to the fullest extent permitted under applicable law, be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of California and the "Uniform Customs and Practices for Documentary Credit (1993 Revision), International Chamber of Commerce, Publication No. 500," or by later Uniform Customs and Practices fixed by later Congresses of the International Chamber of Commerce as in effect on the date the Letter of Credit is issued (provided,
                                                                  --------
however, that to the extent any conflict exists between such Uniform Commercial
-------
Code and such Uniform Customs and Practices then in effect, Division 5 of such Uniform Commercial Code shall govern), shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments. If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

          3.8  Applications. To the extent that any provision of any Application
               ------------
related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

          4.1  Financial Condition. (a) The unaudited pro forma consolidated and
               -------------------                    --- -----
consolidating balance sheets of Holdings and its consolidated Subsidiaries as at September 30,

2001 (including the notes thereto) (collectively, the "pro forma balance
                                                       -----------------
sheets"), copies of which have heretofore been furnished to each lender, have
------
been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the acquisition, (ii) the loans to be made on the initial funding date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. the pro forma balance sheets have been prepared based on the best information available to holdings as of the date of delivery thereof, and present fairly the pro forma consolidated and
                                            --- -----
consolidating financial position of holdings and its consolidated subsidiaries as at september 30, 2001, as if the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 1999 and December 31, 2000, and the consolidated statements of income and cash flows for the fiscal years ended on December 31, 1998, December 31, 1999 and December 31, 2000, included in Holdings' annual report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries as at December 31, 1999 and December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000. The unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at September 30, 2001, and the related unaudited consolidated and consolidating statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated and consolidating financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated and consolidating results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by Holdings' independent certified public accountants and disclosed therein). Holdings and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2000 to and including the date hereof there has been no Disposition by Holdings or any of its Subsidiaries of any material part of its business or Property.

          (c) During the period from September 30, 2001 to and including the date hereof there has been no Disposition by Lucent of any material portion of the Acquired Assets, except as permitted hereunder or contemplated by the Acquisition Documentation.

          4.2  No Change. Since December 31, 2000 there has been no development
               ---------
or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law. Each of Holdings and
               ----------------------------------------
its Subsidiaries (other than the Inactive Subsidiaries) (a) is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to be in good standing, to have any such corporate power or legal right, to be so qualified or to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations. Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar. The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  No Material Litigation. No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default. Neither Holdings nor any of its Subsidiaries is in
               ----------
default under or with respect to any of its Contractual Obligations (including under any Customer Service Agreement) in any respect that could reasonably be expected to have a Material Adverse Effect. To Holdings' or the Borrower's knowledge, no customer or other Person party thereto is in default under or with respect to any of its Contractual Obligations under any Customer Service Agreement in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens. Each of Holdings and its
               ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, except to the extent that the failure to have any such title or leasehold interests would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property. Other than any exception to the following
               ---------------------
that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) Holdings and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property used in the conduct of the business of Holdings or such Subsidiary or the validity, effectiveness or ownership of any such Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim and
(iii) the use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person. There is no infringement or, to Holdings' or the Borrower's knowledge, claim of infringement by any Person of any Intellectual Property owned, licensed or sublicensed by Holdings or any of its Subsidiaries, except for such claims or infringements that could not reasonably be expected to have or result in a Material Adverse Effect.

          4.10 Taxes. Each of Holdings and each of its Subsidiaries has filed
               -----
or caused to be filed all United States Federal income tax returns and other material state and other material tax returns that are required to be filed by it and has paid all material taxes shown to be due and payable on such returns or on any assessments made against it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or its Subsidiaries, as the case may be); and no state or other material tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any tax, fee or other charge, except any such claim which the Borrower, in consultation with its legal counsel and independent accountants, has determined in good faith would not reasonably be expected to have a Material Adverse Effect.

          4.11 Federal Regulations. No part of the proceeds of any Loans will be
               -------------------
used in violation of Regulation U as now and from time to time hereafter in effect.

          4.12 Labor Matters. There are no strikes or other labor disputes
               -------------
against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings or the relevant Subsidiary.

          4.13 ERISA. Other than exceptions to any of the following that would
               -----
not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period,
(c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount, (d) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, (e) neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and (f) no such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations. No Loan Party is an
               -----------------------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness under this Agreement and the other Loan Documents.

          4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15
               ------------
constitute all the Subsidiaries of Holdings at the date hereof. Schedule 4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

          (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of Holdings, except as disclosed on Schedule 4.15.

          4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to
               ---------------
finance a portion of the cost of the Acquisition, to pay related fees and expenses, to refinance certain existing Indebtedness of Holdings and its Subsidiaries and to finance the general corporate purposes of Holdings and its Subsidiaries. The proceeds of the Revolving Credit Loans and the Letters of Credit shall be used to refinance certain existing Indebtedness of the Borrower and its Subsidiaries, to pay fees and expenses related to the Acquisition and for general corporate purposes of Holdings and its Subsidiaries.

          4.17 Environmental Matters. Other than exceptions to any of the
               ---------------------
following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a) Holdings and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) To the knowledge of Holdings and its Subsidiaries, no Materials of Environmental Concern (i) are present at, on, under, in, or about any real property now owned, leased or operated by Holdings or any of its Subsidiaries, or (ii) were present at any formerly owned, leased or operated property during the period of such ownership, lease or operation by Holdings or its Subsidiaries or (iii) are present at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which, in the case of any clause (i), (ii) or (iii), would reasonably be expected to (A) give rise to liability of Holdings or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to Holdings or any of its Subsidiaries, (B) interfere with the continued operations of Holdings or any of its Subsidiaries, or (C) impair the fair saleable value of any real property owned or leased by Holdings or any of its Subsidiaries. For purposes of Section 8 of this Agreement (Events of Default), each of the foregoing representations and warranties in this Section 4.17(b) that are qualified by the knowledge of Holdings and its Subsidiaries shall be deemed not to be so qualified.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which Holdings or any of its Subsidiaries is, or to the knowledge of Holdings or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened.

          (d) Neither Holdings nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither Holdings nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither Holdings nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18 Accuracy of Information, etc. The statements and information
               ----------------------------
contained in this Agreement, the other Loan Documents, the Confidential Information Memorandum (subject, in the case of Appendix D thereto, to the limitations and disclaimers set forth in such Appendix D) and the other documents, certificates and statements furnished in writing to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, did not contain as of the date any such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials
                --- -----
referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          4.19 Security Documents. The Guarantee and Collateral Agreement is
               ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, duly indorsed to the Administrative Agent in blank, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 and such other filings and other actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (the instruments required for all of which filings and other actions have been, or within 30 days after the Initial Funding Date will be, duly completed and delivered to the Administrative Agent), the security interest created under the Guarantee and Collateral Agreement in the Collateral described therein (other than the Excluded Collateral) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). Schedule 4.19(a)-2 lists, as of the Closing Date, each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Initial Funding Date. Schedule 4.19(a)-3 lists, as of the Closing Date, each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Initial Funding Date; and on or prior to the Initial Funding Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 4.19(a)-3.

          4.20 Solvency. On the Closing Date, (i) Holdings and its
               --------
Subsidiaries, on a consolidated basis, are Solvent and (ii) after giving pro
                                                                         ---
forma effect to the Acquisition and the incurrence of all Indebtedness and
-----
obligations being incurred in connection herewith and therewith as if such Acquisition had been consummated and such Indebtedness and obligations had been incurred on the Closing Date, Holdings and its Subsidiaries, on a consolidated basis, would be Solvent.

          4.21 AT&T Customer Services Agreement. The financial minimum revenues
               --------------------------------
receivable by the Borrower and its Subsidiaries pursuant to Section 30 of the AT&T Customer Services Agreement, as in effect on the Closing Date, are not less than $116,800,000 for any full calendar year prior to the termination date of the AT&T Customer Services Agreement as in effect on the Closing Date.

          4.22 Date of Representations and Warranties. The representations and
               --------------------------------------
warranties set forth in this Section 4 shall be deemed made as of the Closing Date (provided that the representation and warranty set forth in Section 4.2
      --------
will be deemed made as of December 21, 2001 and not as of the Closing Date) and as of the date of each Revolving Extension of Credit hereunder (except for any such representations and warranties that are stated to relate to a particular date or dates, in which case such representations and warranties shall be deemed made as of such particular date or dates). The representations and warranties referred to in Section 5.3(b)(i) shall be deemed made as of the Initial Funding Date (except for any such representations and warranties that are stated to relate to a particular date or dates, in which case such representations and warranties shall be deemed made as of such particular date or dates).

                        SECTION 5. CONDITIONS PRECEDENT

          5.1  Conditions to Closing Date. Subject to Section 10.18, this
               --------------------------
Agreement shall become binding upon the parties hereto upon the satisfaction of the following conditions precedent:

          (a)  Loan Documents. The Administrative Agent shall have received (i)
               --------------
this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor and (iii) a Lender Addendum, executed and delivered by each Lender and accepted by the Borrower.

          (b)  Pro Forma Balance Sheets; Financial Statements.  The Lenders
               ----------------------------------------------
shall have received (i) the Pro Forma Balance Sheets, (ii) the financial statements of Holdings and its consolidated Subsidiaries referred to in Section 4.1(b) and (iii) unaudited interim consolidated financial statements of Holdings and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available.

          (c)  Acquired Assets Audit.  The Administrative Agent shall have
               ---------------------
received from a Responsible Officer of Holdings a certificate, dated the Closing Date, as to the matters set forth in Section 4.1(c).

          (d)  Related Agreements.  The Administrative Agent shall have
               ------------------
received true and correct copies, certified as to authenticity by Holdings, of
(i) the then existing Acquisition Documentation (any material modifications to which made after December 21, 2001 to be reasonably satisfactory to the Administrative Agent and the Syndication Agent), (ii) the Existing Credit Agreement and (iii) such other material documents or instruments as may be reasonably requested by any Agent at least two Business Days prior to the Closing Date.

          (e)  Lien Searches.  The Administrative Agent shall have received
               -------------
the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all material personal property assets of the Loan Parties (other than motor vehicles, aircraft and non-U.S. Intellectual Property), and such search shall reveal no material liens on any of the assets of the Loan Parties, except for Liens securing obligations under the Existing Credit Agreement and Liens permitted by
Section 7.3.

          (f)  Filings, Registrations and Recordings.  Each document (including,
               -------------------------------------
without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation (it being understood and agreed that the Administrative Agent will not file, register or record any such document prior to the Initial Funding Date).

          (g)  Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged
               ----------------------------------------------------------------
Notes. The Administrative Agent shall have received (i) the certificates
-----
representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof (it being understood that, prior to the Initial Funding Date, the Administrative Agent shall hold all such Collateral in its capacity as administrative agent under the Existing Credit Agreement).

          (h)  Corporate Structure.  The Administrative Agent and the
               -------------------
Syndication Agent shall have completed a satisfactory review of the corporate legal structure of Holdings and its Subsidiaries to confirm that Holdings and its Subsidiaries are, and upon consummation of the Acquisition will continue to be, in compliance with the requirements of Section 6.11.

          (i)  Tax Sharing Agreement.  Holdings and the Borrower shall have
               ---------------------
entered into, and the Administrative Agent and the Syndication Agent shall have received a copy of, the Tax Sharing Agreement.

          (j)  Absence of Litigation.  There shall exist no pending or, to the
               ---------------------
knowledge of Holdings or the Borrower, overtly threatened litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that purports to directly affect the Facilities or any of the Loan Documents, and the Administrative Agent shall have received a certificate, dated the Closing Date, of a Responsible Officer of Holdings to such effect.

          (k)  Fees.  (i) The Lenders, the Agents and the Arrangers shall have
               ----
received all fees required to be paid on or before the Closing Date and (ii) the Administrative Agent shall have received reimbursement of all out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Syndication Agent) of the Administrative Agent, the Syndication Agent and the Arrangers payable by the Borrower in connection with the Facilities for which invoices have been presented at least one Business Day before the Closing Date.

          (l)    Closing Certificate. The Administrative Agent shall have
                 -------------------
received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (m)    Legal Opinions. The Administrative Agent shall have received
                 --------------
the following executed legal opinions:

          (i) the legal opinion of Davis Polk & Wardwell, counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit F-1;

          (ii) the legal opinion of Joseph Ruble, Esq., general counsel of Holdings and the Borrower, substantially in the form of Exhibit F-2; and

          (iii) the legal opinion of local counsel of such special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          5.2    Conditions to Initial Funding Date. The agreement of each
                 ----------------------------------
Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Initial Funding Date, of the following conditions precedent:

          (a)    Acquisition. The Acquisition shall have been consummated
                 -----------
pursuant to the Acquisition Documentation, the Administrative Agent shall have received true and correct copies, certified as to authenticity by Holdings, of any Acquisition Documentation not previously furnished to the Administrative Agent, and no material provision or condition of the Acquisition Documentation shall have been waived, amended, supplemented or otherwise modified unless consented to by the Required Lenders.

          (b)    Payment of Amounts Under Existing Credit Agreement; Other
                 ---------------------------------------------------------
Indebtedness.  The Administrative Agent shall have received evidence
------------
satisfactory to it that (i) all amounts owing under the Existing Credit Agreement (other than amounts that are deemed to be Loans made under this Agreement pursuant to Section 10.18) shall have been, or shall substantially simultaneously be, paid in full and (ii) Holdings and its Subsidiaries have no other outstanding Indebtedness, other than Indebtedness permitted by Section 7.2.

          (c)  Fees.  (i) The Lenders, the Agents and the Arrangers shall have
               ----
received all fees required to be paid on or before the Initial Funding Date and
(ii) the Administrative Agent shall have received reimbursement of all out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Syndication Agent) of the Administrative Agent, the Syndication Agent and the Arrangers payable by the Borrower in connection with the Facilities for which invoices have been presented at least one Business Day before the Initial Funding Date.

          (d)  Approvals. All governmental and material third party approvals
               ---------
necessary or advisable in connection with the Acquisition, the continuing operations of Holdings and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Acquisition or the financing contemplated hereby, and the Administrative Agent shall have received a certificate of a Responsible Officer of Holdings to the foregoing effect.

          5.3  Conditions to Each Extension of Credit. (a) The agreement of each
               --------------------------------------
Revolving Credit Lender to make any Revolving Extension of Credit requested to be made by it hereunder, and the agreement of each Issuing Lender to issue any Letter of Credit requested to be issued by it hereunder, on any date (including, without limitation, its initial Revolving Extension of Credit) is subject to the prior or simultaneous satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 and the satisfaction of the following additional conditions precedent:

          (i) Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date after giving effect to the extensions of credit requested to be made on such date (except for any such representations and warranties that are stated to relate to a particular date or dates, in which case such representations and warranties shall be true and correct as of such particular date or dates).

          (ii) No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (b) The agreement of each Term Loan Lender to make Term Loans on the Initial Funding Date is subject to the prior or simultaneous satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2 and the satisfaction of the following conditions precedent:

          (i)  Representations and Warranties.  Each of the representations and
               ------------------------------
     made by Holdings and the Borrower pursuant to Sections 4.3, 4.4, 4.5, 4.11, 4.14, 4.16, 4.18 and 4.19 shall be true and correct in all material respects on and as of such date as if made on and as of such date after giving effect to the making of the Term Loans on such date (except for any such representations and warranties that are stated to relate to a particular date or dates, in which case such representations and warranties shall be true and correct as of such particular date or dates).

          (ii) No Default. No Event of Default shall have occurred and be
               ----------
     continuing under Section 8(a), 8(e), 8(f), or 8(l), or under Section 8(c) arising out of a volitional violation by Holdings or any of its Subsidiaries of any covenant in Section 7, on the Initial Funding Date, after giving effect to the making of the Term Loans on such date (it being understood and agreed that, for purposes of this Section 5.3(b)(ii), the provisions of Section 7 shall be deemed to be effective immediately prior to the making of the Term Loans but after giving pro forma effect to the making of the Term Loans, the application of the proceeds thereof and the consummation of the Acquisition).

          (c) Each borrowing by an d issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the applicable conditions contained in this Section 5.3 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, from and after the Initial Funding Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements. Furnish to the Administrative Agent for
               --------------------
delivery to each Lender (and the Administrative Agent agrees to make such delivery):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the audited consolidated balance sheets of (i) Holdings and its consolidated Subsidiaries and (ii) the Borrower and its consolidated Subsidiaries and unaudited consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and cash flows for such year, setting forth in the case of such consolidated statements in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings beginning with the fiscal quarter of Holdings ending on June 30, 2002, the unaudited consolidated balance sheets of (i) Holdings and its consolidated Subsidiaries and (ii) the Borrower and its consolidated Subsidiaries and consolidating balance sheets of Holdings and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated and consolidating statements of income for such quarter and the related unaudited consolidated and consolidating statements of income and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in the case of such consolidated statements in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of

                                                                              62
Holdings as being fairly stated in all material respects (subject to the absence of certain footnote information and normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information. Furnish to the Administrative
               -------------------------------
Agent for delivery to each Lender (and the Administrative Agent agrees to make such delivery), or, in the case of clause (g), furnish to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of Holdings stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate, (ii) a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by Holdings, the Borrower and their respective Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings, as the case may be, and (B) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired, and any Subsidiary formed or acquired, by any Loan Party since the date of the most recent list delivered pursuant to this clause (B) (or, in the case of the first such list so delivered, since the Closing Date), (iii) to the extent not previously delivered to the Administrative Agent other filings or documents required by Section 6.9 in respect of any newly-acquired Intellectual Property or newly-acquired or formed Subsidiary specified in such Compliance Certificate and (iv) a report setting forth for such period the beginning total subscribers serviced by the Borrower and its Subsidiaries, new subscribers (detailed by major Customer Services Client) added by the Borrower and its Subsidiaries during such period, and deconverted subscribers (detailed by major Customer Services Client) whose servicing by the Borrower and its Subsidiaries was terminated during such period;

          (c) as soon as available, and in any event no later than 45 days after the beginning each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including projected consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of projected income and cash flows, in each case set forth on a quarterly basis) and a forecasted statement of operations through the earlier of the end of the fourth full fiscal year after such fiscal year or the maturity date of the Tranche B Loans set forth on an annual basis, and including a substantive description of each of the material underlying assumptions used in preparing such budget, projections and forecast, and, as soon as available, significant revisions, if any, of such budget, projections and forecast with respect to such fiscal year and five-year period (collectively, the "Projections"), which Projections shall in each case be accompanied by a
 -----------
certificate of a Responsible Officer of Holdings stating that such Projections are based on reasonable estimates, information and assumptions;

          (d) no later than two Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Agreement;

          (e) within five days after the same are sent, copies of all financial statements and reports that Holdings or any of its Subsidiaries sends to the holders of any class of its public debt securities or equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or any of its Subsidiaries may make to, or file with, the SEC;

          (f) as soon as possible and in any event within 30 days of obtaining knowledge thereof, notice of any litigation, proceeding, complaint, written request for information or other notification that would reasonably be expected to result in the payment by Holdings and its Subsidiaries of a Material Environmental Amount; and

          (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request through the Administrative Agent.


          6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
               ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be, or (ii) such failures to pay, discharge or otherwise satisfy would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          6.4  Conduct of Business and Maintenance of Existence, etc. (a) (i)
               -----------------------------------------------------
Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance. (a) Except to the extent that
               ----------------------------------
failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption), and with no more than such risk retentions, as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions. (a) Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) (i) unless an Event of Default shall have occurred and be continuing, no more frequently than once in each calendar year or (ii) if an Event of Default shall have occurred and be continuing, as often as may reasonably be desired, and in any case upon notice to Holdings or its applicable Subsidiary, during normal business hours permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries, so long as the applicable Lender shall have given Holdings reasonable notice thereof and a reasonable opportunity to participate therein, and with its independent certified public accountants.

          6.7  Notices. Promptly, but in any event within five (or, in the case
               -------
of clause (c) or (d) below, 30) days after a Responsible Officer of Holdings or the Borrower shall have become aware thereof, give notice to the Administrative Agent (and the Administrative Agent agrees to deliver such notice to the Lenders) of:

          (a) the occurrence of any Default or Event of Default that shall then be continuing;

          (b) any termination (including any optional termination) of any Material Customer Services Agreement;

          (c) any (i) default or event of default under any Contractual Obligation of Holdings or any of its Subsidiaries, (ii) assertion or receipt of notice of a claim of infringement of Intellectual Property rights, whether or not a Dollar amount is associated with such assertion or claim or (iii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, that in any such case, if not cured or in which there is a reasonable possibility of an adverse determination that, as the case may be, would reasonably be expected to have a Material Adverse Effect;

          (d) any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved is $15,000,000 or more (whether or not covered by insurance) or in which injunctive or similar relief is sought, except any such litigation which the Borrower, in consultation with its counsel, has determined in good faith would not reasonably be expected to have a Material Adverse Effect;

          (e) (i) the occurrence of any Reportable Event with respect to any Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan that in any such case would reasonably be expected to have a Material Adverse Effect; and

          (f) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Holdings or the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, Holdings or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws. Comply with, and use reasonable efforts to
               ------------------
ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure, through the use of reasonable efforts, that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          6.9  Additional Collateral, etc. (a) With respect to any Property
               --------------------------
acquired after the Closing Date by Holdings or any of its Domestic Subsidiaries (other than (w) any Property described in paragraph (b), (c) or (e) of this Section, (x) any Property subject to a Lien expressly permitted by Section 7.3(g), (y) any leasehold interests, motor vehicles, aircraft or non-U.S. Intellectual Property and (z) any Excluded Collateral) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in such Property, subject to no Liens other than, in the case of Collateral (other than Pledged Stock), Liens permitted under Section 7.3, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent; provided that (A) with respect to U.S. Intellectual Property acquired by
       --------
Holdings or any of its Domestic Subsidiaries in the ordinary course of business during any fiscal quarter, this Section 6.9(a) shall be deemed satisfied if Holdings and its Subsidiaries take the actions required by clauses (i) and (ii) above with respect to such U.S. Intellectual Property within five Business Days following the date of delivery of the officer's certificate with respect to such fiscal quarter or the fiscal year ended at the end of such fiscal quarter required to be delivered pursuant to Section 6.2(b), (B) with respect to any such Property acquired pursuant to the Acquisition the actions described in clauses (i) and (ii) above shall be taken within 10 days of consummation of the Acquisition and (C) Liens shall not be required to be granted hereunder on more than 65% of the total outstanding Capital Stock of any Foreign Subsidiary.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Closing Date by Holdings or any of its Domestic Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly, but in any event within 45 days after the acquisition thereof, (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, (A) provide the Lenders with, to the extent available on commercially reasonable terms, title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) and (B) use its commercially reasonable efforts to provide the Lenders with any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (iii) if requested by the Administrative Agent, unless mortgage title insurance with respect to such real property shall have been provided as contemplated in clause (ii)(A) above, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or any Subsidiary the Capital Stock of which is held by a Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary, a Foreign Subsidiary or an Inactive Subsidiary, as the case may be), by Holdings or any of its Subsidiaries, promptly, and in any event within 10 days after the creation or acquisition of such Subsidiary, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Domestic Subsidiaries, subject to no Liens, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Guarantee and Collateral Agreement and (B) (in the case of any Domestic Subsidiary only) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected (except in the case of Excluded Collateral) security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, subject to no Liens other than, in the case of Collateral (other than Pledged Stock), Liens permitted under Section 7.3, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that (x) in no
                                                     --------
event shall more than 65% of the total outstanding Capital Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder and (y) unless the fair market value of the Capital Stock of any Foreign Subsidiary required to be pledged pursuant to this paragraph (c) exceeds $50,000,000, no actions shall be required to be taken to create or perfect any such pledge, and no legal opinions shall be required to be delivered with respect thereto, in each case under the laws of the jurisdiction of organization of such Foreign Subsidiary.


          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by Holdings or any of its Domestic Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by Holdings or any of its Domestic Subsidiaries, subject to no Liens, provided that
                                                                   --------
in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that, unless the fair market
                                          --------
value of the Capital Stock of any such Excluded Foreign Subsidiary exceeds $50,000,000, no actions shall be required to be taken to create or perfect any such pledge, and no legal opinions shall be required to be delivered with respect thereto, in each case under the laws of the jurisdiction of organization of such Foreign Subsidiary.

          (e) If at any time after the Closing Date, any Loan Party establishes, or any new Subsidiary (other than an Excluded Foreign Subsidiary or Foreign Subsidiary) created or acquired after the Closing Date holds, a Deposit Account or Securities Account (other than (x) any Deposit Accounts or Securities Accounts constituting ordinary course operating accounts, including without limitation, to the extent that funds on deposit therein are invested for periods of up to thirty days and (y) any Securities Account containing Investment Property (as defined in the Guarantee and Collateral Agreement) the fair market value of which does not exceed $5,000,000) or obtains, or holds, Letter-of-Credit Rights which do not constitute Supporting Obligations (as defined in the Guarantee and Collateral Agreement) (other than any such Letter of Credit Rights the value of which does not exceed $5,000,000 in the aggregate), promptly but in any event within 45 days after the establishment or obtaining of such Deposit Account, Securities Account or Letter-of-Credit Right, or the creation or acquisition of such Subsidiary, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Deposit Account, Securities Account or Letter-of-Credit Rights and (ii) take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in such Deposit Account, Securities Account or Letter-of-Credit Rights, including actions to cause the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) thereof.

          6.10  Further Assurances.  From time to time execute and deliver, or
                ------------------
cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (other than the Excluded Collateral) (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, Holdings and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from Holdings or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          6.11  Maintenance of Separate Existence.  With respect to Holdings and
                ---------------------------------
the Borrower, include in all consolidated financial statements of Holdings or the Borrower filed with the SEC or generally distributed to their creditors or vendors a statement to the effect that the assets and liabilities of the Specified Group are separate from the assets and liabilities of Holdings, the Borrower and the Subsidiaries of the Borrower. In addition, Holdings will cause each member of the Specified Group to:

          (a) practice and adhere to organizational formalities, such as maintaining appropriate books and records including without limitation, financial records;

          (b) observe all organizational formalities in connection with all dealings between any member of the Specified Group, on the one hand, and Holdings, the Borrower and the Subsidiaries of the Borrower, on the other hand;

          (c) observe all procedures required by its organizational documents and the laws of its state of organization;

          (d) enter into contracts or other agreements solely in its name and through its duly authorized officers or agents in the conduct of its business;

          (e) maintain its deposit and other bank accounts separate from those of Holdings, the Borrower and the Subsidiaries of the Borrower;

          (f) ensure that the responsible officers of such member of the Specified Group duly authorized in accordance with its organizational documents, duly authorize all of its actions; and

          (g) refrain from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Holdings, the Borrower or any Subsidiary of the Borrower to substantively consolidate Holdings, the Borrower or any Subsidiary of the Borrower with such Specified Subsidiary Guarantor (to the extent the agreements by Holdings and its Subsidiaries under this paragraph (g) are permissible under applicable law).

                         SECTION 7. NEGATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, from and after the Initial Funding Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                Consolidated
          Fiscal Quarter                       Leverage Ratio
          --------------                       --------------

          FQ2 2002                              2.35 to 1.00
          FQ3 2002                              2.35 to 1.00
          FQ4 2002                              2.35 to 1.00
          FQ1 2003                              2.10 to 1.00
          FQ2 2003                              2.10 to 1.00
          FQ3 2003                              2.10 to 1.00
          FQ4 2003                              2.10 to 1.00
          FQ1 2004                              1.85 to 1.00
          FQ2 2004                              1.85 to 1.00
          FQ3 2004                              1.85 to 1.00
          FQ4 2004                              1.85 to 1.00
          FQ1 2005 and thereafter               1.50 to 1.00

          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on or after the last day of FQ2 2002 to be less than 4.00 to 1.00.

          (c)  Consolidated Fixed Charge Coverage Ratio.  Permit the
               ----------------------------------------
Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on or after the last day of FQ2 2002 to be less than 1.50 to 1.00.

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of (i) the Borrower to any Subsidiary, (ii) any Subsidiary Guarantor (other than any Specified Subsidiary Guarantor) to the Borrower or any other Subsidiary, (iii) any Foreign Subsidiary to any other Foreign Subsidiary, (iv) Holdings to any Subsidiary of Holdings (other than the Borrower and its Subsidiaries), (v) any member of the Specified Group to any other member of the Specified Group, (vi) Holdings to the Borrower, provided that the proceeds of such Indebtedness are used to make Investments in members of the Specified Group permitted under Sections 7.8(c), (e) or (r), (vii) any member of the Specified Group to Holdings, provided that such Indebtedness was funded with the proceeds of Indebtedness of Holdings to a member of the Specified Group permitted under clause (iv) of this Section 7.2(b) or the proceeds of Restricted Payments received by Holdings from any member of the Specified Group, (viii) any member of the Specified Group to Holdings, the Borrower or any Subsidiary of the Borrower and (ix) any Foreign Subsidiary of Holdings to Holdings, the Borrower or any Domestic Subsidiary of the Borrower; provided that, in the case of clauses (viii) and (ix), the amount of such
--------
Indebtedness shall be subject to Sections 7.8(c) and 7.8(e);

          (c) Indebtedness (including, without limitation, Capital Lease Obligations) of Holdings or any of its Subsidiaries, the proceeds of which are used to finance the acquisition, expansion, refurbishment or improvement of fixed or capital assets, in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

          (d)  Indebtedness outstanding on the date hereof and listed on
Schedule 7.2 and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

          (e) Guarantee Obligations by Holdings or any of its Subsidiaries of obligations of Holdings or any of its Subsidiaries; provided that Guarantee
                                                    --------
Obligations of Holdings, the Borrower or any Subsidiary (other than any member of the Specified Group) in respect of Indebtedness of any member of the Specified Group shall be limited as provided in Section 7.8(c);

          (f) Indebtedness of members of the Specified Group to Holdings in an aggregate principal amount not to exceed at any time, when added to the aggregate amount of equity Investments made in accordance with Section 7.8(e), the Acquisition Funding Amount at such time; and

          (g) additional Indebtedness of Holdings or any of its Subsidiaries in an aggregate principal amount (for Holdings and all such Subsidiaries) not to exceed $40,000,000 at any one time outstanding.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of Holdings or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and letters of credit issued in lieu of or in support of any of the foregoing, in each case incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3, securing Indebtedness permitted by Section 7.2(d) and Liens securing refinancings of such Indebtedness permitted by Section 7.2(d), provided that no
                                                               --------
such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of Holdings or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition, expansion, refurbishment or improvement of fixed or capital assets, provided
                                                                    --------
that (i) such Liens shall be created within 180 days after the acquisition, expansion, refurbishment or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property acquired, expanded, refurbished or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the price of such acquisition, expansion, refurbishment or improvement financed thereby;

          (h)  Liens created pursuant to the Security Documents;

          (i) any interest or title of a lessor under any lease entered into by Holdings or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

          (j)  any interest of any licensor of Intellectual Property;

          (k) Liens arising as a matter of law to secure the purchase of goods purchased by Holdings or any of its Subsidiaries, provided that the only
                                                  --------
obligations secured thereby are trade accounts payable with respect to the purchase of such goods arising in the ordinary course of business and the only Property to which such Liens attached are the goods so purchased and any title document in respect thereof;

          (l) Liens securing reimbursement obligations and related interest, fees and expenses with respect to trade letters of credit permitted hereunder, provided that such Liens do not extend to any Property other than the goods
--------
financed by, or purchased by means of, such letters of credit and documents of title in respect thereof;

          (m) Liens on any assets of a Person which becomes a Subsidiary of Holdings after the Closing Date in a transaction permitted by this Agreement, and Liens on assets acquired by Holdings or any of its Subsidiaries after the Closing Date or pursuant to the Acquisition, provided that (i) such Liens
                                             --------
existed at the time such Person became a Subsidiary of Holdings or such assets were acquired, as the case may be, and were not created in anticipation of such acquisition, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary or such assets were acquired, as the case may be, which were not covered immediately prior thereto,
(iii) any such Lien does not by its terms secure any Indebtedness or other obligation other than Indebtedness or other obligation existing immediately prior to the time such Person becomes a Subsidiary or such assets are acquired, as the case may be, and refinancings thereof permitted hereunder and (iv) any Indebtedness secured by such Liens shall be permitted under Section 7.2;

          (n) Liens in respect of judgments that do not constitute an Event of Default under clause (h) of Section 8; and

          (o) Liens not otherwise permitted by this Section 7.3 securing Indebtedness or other obligations of Holdings or any of its Subsidiaries so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to Holdings and all of such Subsidiaries) $20,000,000 at any one time.

          7.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower, provided that the Borrower shall be the continuing or
                      --------
surviving corporation;

          (b) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower, provided that, if any of the
                                              --------
parties to such merger or consolidation is a Subsidiary Guarantor, (i) the continuing or surviving corporation shall be a Subsidiary Guarantor, (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor, and the Borrower shall, and shall cause its Subsidiaries to, comply with Section 6.9 in connection therewith and (iii) if Holdings is a party to such merger or consolidation, Holdings shall be the continuing or surviving corporation;

          (c) any member of the Specified Group may be merged or consolidated with or into Holdings or any other member of the Specified Group, provided that,
                                                                  --------
if any of the parties to such merger or consolidation is a Subsidiary Guarantor,
(i) the continuing or surviving corporation shall be a Subsidiary Guarantor or
(ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor, and Holdings shall, and shall cause its Subsidiaries to, comply with Section 6.9 in connection therewith;

          (d) any Subsidiary of Holdings may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Subsidiary of Holdings; provided that any Disposition by any Subsidiary of Holdings (other than any
--------
member of the Specified Group) to any member of the Specified Group shall be limited as provided in Section 7.8(c);

          (e) any member of the Specified Group may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Holdings or any other member of the Specified Group;

          (f) any Foreign Subsidiary of Holdings may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary of Holdings;

          (g)  any Restricted Payments permitted under Section 7.6; and

          (h) Holdings may Dispose of any of its assets to any member of the Specified Group but only to the extent Holdings shall have received such assets from a member of the Specified Group.

          7.5  Limitation on Disposition of Property.  Dispose of any of its
               -------------------------------------
Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(d), 7.4(e), 7.4(f) or
7.4(h);

          (d)  Restricted Payments permitted under Section 7.6;

          (e)  Investments permitted by Section 7.8;

          (f) the sale or issuance of the Capital Stock of any Subsidiary of Holdings (other than the Borrower) to Holdings or any other Subsidiary of Holdings; provided that (i) any such sale or issuance by any Subsidiary of
          --------
Holdings (other than a member of the Specified Group) to any member of the Specified Group shall be limited as provided in Section 7.8(c) and (ii) no Domestic Subsidiary of Holdings shall sell or issue any of its Capital Stock to any Foreign Subsidiary of Holdings;

          (g) the Disposition of other assets having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower, provided that the requirements of Section 2.12(d) are complied with in
--------
connection therewith; and

          (h)  any Recovery Event, provided that the requirements of Section
                                   --------
2.12(d) are complied with in connection therewith.

          7.6  Limitation on Restricted Payments.  Declare or pay any dividend
               ---------------------------------
on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating
                                    ------------------------
Holdings or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:
                -------------------

          (a) (i) any Subsidiary of Holdings may make Restricted Payments to the Borrower or any Subsidiary Guarantor that is a Subsidiary of the Borrower,
(ii) any Subsidiary of Holdings that is not a Subsidiary of the Borrower may make Restricted Payments to Holdings or any Subsidiary Guarantor and (iii) any Foreign Subsidiary may make Restricted Payments to Holdings or any of its Subsidiaries;

          (b) Holdings may make Restricted Payments in the form of common stock of Holdings;

          (c) so long as no Default or Event of Default shall have occurred and be continuing, any Subsidiary of Holdings may pay dividends to Holdings to permit Holdings to make stock purchases permitted by paragraph (d) or (e) of this Section;

          (d) Holdings may (i) repurchase shares of "Restricted Stock" and "Performance Stock" sold pursuant to the CSG Employee Stock Purchase Plan from a holder of such Capital Stock whose employment with Holdings and its Subsidiaries has terminated, provided that the repurchase price paid for any such Restricted
                --------
Stock or Performance Stock shall not exceed, in the case of Performance Stock, the purchase price initially paid by such Person for such Performance Stock or, in the case of Restricted Stock, the higher of the purchase price initially paid by such Person for such Restricted Stock or the Book Value (as defined in the applicable purchase agreement) of such Restricted Stock and (ii) repurchase options and warrants (or Capital Stock issued upon the exercise of options or warrants) in connection with the "cashless exercise" of options or warrants;

          (e) so long as no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase its Capital Stock from the public at fair market value in an aggregate amount (i) for the fiscal year of Holdings ending December 31, 2002, not to exceed the lesser of (A) an amount equal to $70,000,000 less the Specified Group Investments for the fiscal year of Holdings ending on December 31, 2002 and (B) $50,000,000, and (ii) for each fiscal year of Holdings ending after December 31, 2002, not to exceed (A) if the Consolidated Leverage Ratio as at the last day of the most recently ended fiscal quarter of Holdings is less than 1.50 to 1.00 the sum of (1) $50,000,000, less the aggregate fair market value of all repurchases of Capital Stock consummated pursuant to this Section 7.6(e) in any prior fiscal year ended after the Closing Date and (2) the lesser of (x) $15,000,000 and (y) the amount equal to $30,000,000 less the Specified Group Investments for such fiscal year and (B) if the Consolidated Leverage Ratio as at the last day of the most recently ended fiscal quarter of Holdings is greater than or equal to

1.50 to 1.00, $50,000,000, less the aggregate fair market value of all repurchases of Capital Stock consummated pursuant to this Section 7.6(e) in any prior fiscal year ended after the Closing Date; provided, however, that at any
                                                --------  -------
time after (x) the Consolidated Leverage Ratio is less than 1.00 to 1.00 as at the last day of each of four consecutive fiscal quarters of Holdings or (y) the senior secured long-term debt of the Borrower is rated at least BBB- by S&P and at least Baa3 by Moody's, Holdings may repurchase Capital Stock from the public at fair market value in an unlimited amount, so long as (I) no Default or Event of Default shall have occurred and be continuing at such time or shall result therefrom and (II) after giving effect to such repurchase, the Consolidated Leverage Ratio (calculated as if such repurchase had occurred on the last day of the period of four consecutive fiscal quarters of Holdings most recently ended for which financial statements have been delivered pursuant to Section 6.1) shall not be greater than 0.50 less than the Consolidated Leverage Ratio applicable at such time pursuant to Section 7.1(a);

          (f) Subsidiaries of Holdings may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $5,000,000 in any fiscal year, (ii) pay (without duplication) any taxes which are due and payable in respect of income tax liabilities of such Subsidiary and its consolidated Subsidiaries in accordance with the Tax Sharing Agreement and (iii) make Investments permitted under
Section 7.8;

          (g) the Borrower may make Restricted Payments to Holdings, the proceeds of which are used to make Investments in members of the Specified Group permitted under Sections 7.8(c), 7.8(e) and 7.8(r); and

          (h) any Subsidiary of Holdings (other than the Borrower) may make Restricted Payments to the holders of any class of such Subsidiary's equity securities in proportion to their respective holdings of such class.

          7.7  Limitation on Capital Expenditures.  Make or commit to make any
               ----------------------------------
Capital Expenditure, except (a) Capital Expenditures of Holdings and its Subsidiaries in the ordinary course of business not exceeding $50,000,000 in any fiscal year of Holdings; provided that (i) up to $25,000,000 of any such amount
                         --------
referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from
                                  -----
the prior fiscal year pursuant to subclause (i) above and, second, in respect of
                                                           ------
amounts permitted for such fiscal year as provided above, (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount and (c) Capital Expenditures made with the proceeds of equity securities issued by Holdings after the Closing Date.

          7.8  Limitation on Investments.  Make any advance, loan, extension of
               -------------------------
credit (by way of guaranty or otherwise), CSA Payments, or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"),
                                                              -----------
except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c) Investments arising in connection with (i) the incurrence of Indebtedness and other obligations permitted by Section 7.2(b) and (e), (ii) any Disposition permitted by Section 7.4(d), 7.4(e), 7.4(f) or 7.5(f) (valuing each Investment arising from any such Disposition at the excess, if any, of the fair market value of the assets Disposed of in such Disposition over the fair market value of the consideration received in connection with such Disposition) or
(iii) any reinvestment, pursuant to a Reinvestment Notice, by Holdings or any Subsidiary (other than a Specified Group Member) in any Specified Group Member of the Reinvestment Deferred Amount in respect of a Reinvestment Event relating to Holdings or any Subsidiary (other than a Specified Group Member); provided
                                                                     --------
that, after giving effect to any such Investment described in clauses (i), (ii) and (iii) of this paragraph (c) made on a particular date, the Specified Group Investments from the date hereof through and including such date, together, without duplication, with any equity Investments outstanding under Section 7.8(r), but excluding any Investments arising in connection with the incurrence of Indebtedness permitted under clause (vii) of Section 7.2(b), in each case net of any repayments of any such Investments, shall not exceed (A) with respect to the fiscal year of Holdings ending December 31, 2002, $45,000,000 in the aggregate and (B) with respect to any fiscal year of Holdings ending after December 31, 2002, $30,000,000 in the aggregate (provided, that (x) the
                                                 --------
aggregate amount of Investments permitted under this clause (B) and under clause
(B) of Section 7.8(r) for all such fiscal years shall not exceed the Optional Specified Group Investment Amount, and (y) no such Investment (other than any Investment permitted by the foregoing clause (A)) shall be permitted unless, after giving effect to such Investment, the Consolidated Leverage Ratio is less than 1.5 to 1.0);

          (d) loans and advances to employees of Holdings or any of its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings and its Subsidiaries not to exceed $10,000,000 at any one time outstanding;

          (e) the Acquisition and, in connection therewith, loans by Holdings, the Borrower and its Subsidiaries made to, and equity Investments by Holdings made in, one or more members of the Specified Group (including without limitation, loans and equity investments made with the proceeds of payments made to Holdings, the Borrower or any of the Borrower's Subsidiaries pursuant to
Section 2.3(c) of the Acquisition Agreement) in an aggregate amount not to exceed the Acquisition Funding Amount, provided that any such loan held by a
                                       --------
Loan Party shall be evidenced by an intercompany note that is pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Guarantee and Collateral Agreement;

          (f) (i) Investments in assets (other than inventory) useful in the business of Holdings and its Subsidiaries (other than members of the Specified Group) made by Holdings or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount and (ii) Investments in assets (other than inventory) useful in the business of any member of the Specified Group, made by any member of the Specified Group with the proceeds of any Reinvestment Deferred Amount received from a Reinvestment Event in respect of any member of the Specified Group;

          (g) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by Holdings, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor (other than a Specified Subsidiary Guarantor);

          (h) Investments by any Foreign Subsidiary of Holdings in any other Foreign Subsidiary of Holdings;

          (i) Investments by any member of the Specified Group in any member of the Specified Group;

          (j)  Permitted Acquisitions;

          (k)  Investments in Hedging Agreements permitted hereunder;

          (l) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (m) Investments consisting of consideration received in connection with Dispositions permitted under Section 7.5(g);

          (n) Investments in an aggregate amount not to exceed $200,000,000 made by Holdings or any of its Subsidiaries to the extent that the consideration therefor consists of equity securities of, or proceeds of the issuance by Holdings after the Closing Date of equity securities of, Holdings;

          (o) loans and advances to officers, directors and employees of Holdings and its Subsidiaries for the sole purpose of purchasing Capital Stock of Holdings or of refinancing any such loans made by others (or purchase of such loans made by others), provided that if any such loans and advances are made in
                       --------
cash, the Person making such loans or advances shall, substantially contemporaneously with the making of any such loans or advances, receive cash in the amount of such loans and advances;

          (p) Investments by Holdings, the Borrower or any Subsidiary Guarantor in a Foreign Subsidiary of the Borrower, provided that such Investment consists
                                         --------
solely of the transfer to such Foreign Subsidiary of Capital Stock of one or more other Foreign Subsidiaries;

          (q) Investments by any Subsidiary of Holdings in any joint venture, provided that the aggregate consideration (other than any such consideration consisting of licenses of Intellectual Property that do not constitute Dispositions) paid by such Subsidiary in respect of such Investments shall not exceed $25,000,000 in the aggregate for all such joint ventures;

          (r) equity Investments by Holding in members of the Specified Group, provided that, after giving effect to any such Investment made on a particular date, the aggregate amount of such Investments from the date hereof through and including such date, together, without duplication, with the aggregate amount of the Investments permitted under Section

7.8(c) and subjected to the limitations set forth in the proviso thereto, in each case net of any repayments of such Investments, shall not exceed (A) with respect to Holdings' fiscal year ended December 31, 2002, $45,000,000 and (B) with respect to any fiscal year of Holdings ending after December 31, 2002, $30,000,000 in the aggregate, (provided that (x) the aggregate amount of
                               --------
Investments permitted under this clause (B) and clause (B) of the proviso to
Section 7.8(c) for all such fiscal years shall not exceed the Optional Specified Group Investment Amount, and (y) no such equity Investment (other than any Investment permitted by the foregoing clause (A)) shall be permitted unless, after giving effect to such Investment, the Consolidated Leverage Ratio is less than 1.50 to 1.00);

          (s) equity investments by Holding in members of the Specified Group that are funded with the proceeds of Restricted Payments received by Holdings from members of the Specified Group or Indebtedness of Holdings permitted under
Section 7.2(b)(iv);

          (t)  Permitted CSA Payments; and

          (u) in addition to Investments otherwise expressly permitted by this Section, Investments by Holdings or any of its Subsidiaries (other than Investments in members of the Specified Group) in an aggregate amount (valued at cost) not to exceed $20,000,000 during the term of this Agreement.

Notwithstanding anything to the contrary contained in this Section 7.8, the Borrower, its Subsidiaries and Holdings may only make Investments in members of the Specified Group pursuant to paragraphs (a), (c), (e), (n), (r) and (s) of this Section 7.8.

          7.9   Limitation on Charter Amendments. Amend the certificate of
                --------------------------------
incorporation of Holdings, the Borrower or any Subsidiary Guarantor in any manner that would be materially adverse to the Lenders.

          7.10  Limitation on Transactions with Affiliates. Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than (x) in the case of Holdings, the Borrower and its Subsidiaries, Holdings, the Borrower and its Subsidiaries and (y) in the case of any member of the Specified Group, any member of the Specified Group) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that each of Holdings and its Subsidiaries
                  --------
shall be permitted to (i) enter into and perform its obligations under the Tax Sharing Agreement, (ii) enter into and perform its obligations under, and take any actions contemplated by, the Acquisition Documentation, any agreement entered into in connection with the Acquisition and any other agreement to which it is a party on the Closing Date or to which it becomes a party pursuant to the Acquisition, (iii) make any Dispositions permitted to be made by it under
Section 7.5, (iv) make any Restricted Payments permitted to be made by it under
Section 7.6 and (v) make any Investments permitted to be made by it pursuant to
Section 7.8, (vi) pay customary fees to, and the reasonable out-of-pocket expenses of, its Board of Directors and provide customary indemnities for the benefit of members of its Board of Directors and

(vii) enter into and perform its obligations under employment agreements and other compensation arrangements with its officers, directors and employees in the ordinary course of business.

          7.11  Limitation on Sales and Leasebacks. Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by Holdings or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary if the aggregate consideration received by Holdings and its Subsidiaries in connection with all such transactions exceeds $10,000,000.

          7.12  Limitation on Changes in Fiscal Periods. Permit the fiscal year
                ---------------------------------------
of Holdings or the Borrower to end on a day other than December 31 or change Holdings' or the Borrower's method of determining fiscal quarters.

          7.13  Limitation on Negative Pledge Clauses. Enter into or suffer to
                -------------------------------------
exist or become effective any agreement that prohibits or limits the ability of Holdings or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Indebtedness or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) any agreements governing Indebtedness of any Foreign Subsidiary permitted hereunder (in which case, any prohibition or limitation shall only be effective against the assets of such Foreign Subsidiary and its Foreign Subsidiaries).

          7.14  Limitation on Restrictions on Subsidiary Distributions. Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any Subsidiary or (c) transfer any of its assets to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) any restrictions in any agreements governing any purchase money Indebtedness or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (iv) any restrictions in any agreements governing Indebtedness of Foreign Subsidiaries otherwise permitted hereby (in which case, any restrictions shall only be effective against such Foreign Subsidiary and its Foreign Subsidiaries).

          7.15  Limitation on Lines of Business. Enter into any business, either
                -------------------------------
directly or through any Subsidiary of Holdings, except for those businesses in which Holdings and its

Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

          7.16  Limitation on Amendments to Acquisition Agreement. (a) Amend,
                -------------------------------------------------
supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Acquisition Agreement in any manner that would increase, in any material respect, the amounts payable by Holdings or any of its Subsidiaries thereunder, (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and any material licenses furnished to Holdings or any of its Subsidiaries pursuant to the Acquisition Agreement such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (c) otherwise amend, supplement or otherwise modify the material terms and conditions of the Acquisition Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

          7.17  Limitation on Amendments to Other Documents. (a) Amend,
                -------------------------------------------
supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase, in any material respect, the amounts payable by the Borrower or any of its Subsidiaries thereunder, (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect or (c) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the AT&T Customer Services Agreement, if such amendment, supplement or modification would
(i) reduce the amount of financial minimum revenues receivable by the Borrower thereunder from the amount thereof contemplated by the AT&T Customer Services Agreement in effect on the Closing Date, (ii) reduce the aggregate amount of projected processing revenues receivable by the Borrower thereunder in any fiscal year of Holdings, as projected by the Borrower in good faith at the time of such amendment, supplement or modification, to less than 121% of the product of (x) the monthly minimum subscriber processing fees for wireline video and high speed data for the 2002 fiscal year of Holdings receivable by the Borrower pursuant to the AT&T Customer Services Agreement in effect on the Closing Date multiplied by (y) twelve, (iii) reduce the term thereof, (iv) adversely affect the exclusivity provisions contained in the AT&T Customer Services Agreement in effect on the Closing Date or (v) reasonably be expected to have a Material Adverse Effect.

          7.18  Limitation on Activities of Holdings. In the case of Holdings,
                ------------------------------------
notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of its Subsidiaries, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) obligations under the Acquisition Documentation, (v) obligations as assignee obligor or guarantor with respect to contracts or other arrangements acquired or assumed as part of, or in connection with, the Acquisition, and extensions, renewals and replacements thereof, and other similar contracts and arrangements entered into with customers, suppliers and vendors after the Closing Date and (vi) Indebtedness permitted to be incurred by it and Hedge

Agreements permitted to be entered into by it under Sections 7.2 and 7.19, respectively, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with (i) dividends made by its Subsidiaries in accordance with Section 7.6 pending application in the manner contemplated by said Section or (ii) the issuance by Holdings of its equity securities) and cash equivalents) other than (A) the ownership of shares of Capital Stock of its Subsidiaries and other Investments permitted under Section 7.8 and (B) the temporary ownership of assets acquired in connection with a merger, consolidation or Disposition permitted under
Section 7.4 or a Restricted Payment permitted under Section 7.6 pending the contribution or transfer thereof permitted under Section 7.4, 7.5 or 7.8.

          7.19  Limitation on Hedge Agreements. Enter into any Hedge Agreement
                ------------------------------
other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates, foreign exchange rates or commodity prices.

                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a), 6.11 or Section 7; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) Holdings or any of its Subsidiaries (other than any member of the Specified Group) shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
(iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i) or
         --------
(ii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness, individually or in the aggregate, the outstanding principal amount of which exceeds in the aggregate $15,000,000; or

          (f) (i) Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall be commenced by the PBGC to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries (other than any Immaterial Subsidiary or any member of the Specified Group) involving for Holdings and such Subsidiaries taken as a whole a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has not contested coverage) of $15,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby as to Collateral having an aggregate value in excess of $10,000,000, except to the extent that any of the foregoing (i) results from the failure of the Administrative Agent to maintain possession of certificates evidencing securities or instruments pledged under the Security Documents, (ii) results from the failure of the Administrative Agent to file financing statements or continuation statements in any jurisdiction in which any Loan Party has represented to the Administrative Agent that it is located within the meaning of the UCC or (iii) is covered by a lender's title insurance policy; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; or

          (k) Any development or event shall occur on or prior to the Initial Funding Date that has had a Material Adverse Effect; or

          (l)  Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 9. THE AGENTS

          9.1  Appointment. Each Lender hereby irrevocably designates and
               -----------
appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          9.2  Delegation of Duties. Each Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions. Neither any Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any Affiliate of any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          9.4  Reliance by Agents. (a) Each Agent shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, telephone message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the Person whose name is recorded on the Register as the owner of any Note as the owner thereof for all purposes, unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. No Agent shall incur any liability to any Lender for conditioning its willingness to take any action under this Agreement or any other Loan Document upon the receipt by such Agent of such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders or any other instructing group of Lenders specified by this Agreement or such other Loan Document), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          (b) For purposes of determining compliance with the conditions precedent specified in Section 5 as to any extension of credit, each Lender that has executed a Lender Addendum or shall hereafter execute and deliver an Assignment and Acceptance in accordance with Section 10.6(c) shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by any Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of any Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to such extension of credit specifying its objection thereto and either such objection shall not have been withdrawn by notice to an Agent to that effect or such Lender shall not have made available to any Agent the Lender's ratable portion of such extension of credit.

     9.5  Notice of Default. No Agent shall be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement or any other Loan Document, all Lenders or any other instructing group of Lenders specified by this Agreement or such other Loan Document); provided that unless
                                                          --------
and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     9.6  Non-Reliance on Agents and Other Lenders. Each Lender expressly
          ----------------------------------------
acknowledges that no Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender confirms to the Agents that it has not relied, and will not rely hereafter, on any Agent to check or inquire on such Lender's behalf into the adequacy, accuracy or completeness or any information provided by any of the Loan Parties or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not the information has been or is hereafter distributed to such Lender by any Agent). Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates, and all applicable bank regulatory laws relating to the transactions contemplated thereby and by the other Loan Documents, and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, condition (financial or otherwise) or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations or warranties, recitals or statements made herein or therein or made in any written or oral statements, or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

     9.7  Indemnification. Whether or not the transactions contemplated hereby
          ---------------
shall be consummated, the Lenders agree to indemnify each Agent in its capacity as such and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates (to the extent not reimbursed by or on behalf of the Borrower and without limiting any obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent and other Person harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans and the termination or resignation of such Agent) be imposed on, incurred by or asserted against such Agent or other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or other Person under or in connection with any of the foregoing; provided that no
                                                               --------
Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's or other Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or other out-of-pocket expenses (including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel (collectively, "Attorney Costs")) incurred by such Agent in connection with the preparation,
 --------------
execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.7, together with all costs and expenses (including Attorney Costs). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     9.8  Agent in Its Individual Capacity. Each Agent and its affiliates may
          --------------------------------
make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party and their Affiliates as though such Agent were not an Agent and without notice to or consent of the Lenders. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     9.9  Successor Administrative Agent. The Administrative Agent may resign
          ------------------------------
as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall, with, unless an Event of Default shall have occurred and be continuing, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     9.10  Collateral Matters; Authorization to Release Liens and Guarantees.
           -----------------------------------------------------------------
(a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral and any Security Document which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Liens and guarantee obligations pursuant to this Section 9.10 and Section 10.15.

          9.11  The Arrangers; the Syndication Agent; the Co-Documentation
                ----------------------------------------------------------
Agents. None of the Arrangers, the Syndication Agent or the Co-Documentation
------
Agents, in their respective capacities as such, shall have any duties or responsibilities, and none of them shall incur any liability, under this Agreement and the other Loan Documents.

                           SECTION 10. MISCELLANEOUS

          10.1  Amendments and Waivers. Neither this Agreement or any other Loan
                ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall:

          (i) forgive all or any portion of the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

          (ii) extend the scheduled date of any amortization payment in respect of any Term Loan or change the amount of any such scheduled amortization payment, in each case without the consent of the holders of more than 75% of the aggregate principal amount of the outstanding Term Loans directly affected thereby (or, prior to the Initial Funding Date, the holders of more than 75% of the Commitments in respect of the Term Loan Facilities directly affected thereby);

          (iii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

          (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

          (v) amend, modify or waive any provision of Section 9 or any other provision of this Agreement that affects the rights and obligations of any Agent without the consent of any Agent directly affected thereby;

          (vi) amend, modify or waive any provision of Sections 7.6(e), 7.8(c) or 7.8(r) without the consent of the Supermajority Lenders;

          (vii) amend, modify or waive any provision of Section 2.18 or 3.4(c) without the consent of each Lender directly affected thereby; or

          (viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans and issuers of, and participants in, the Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided
                                                                       --------
that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this
     -------------------------------
Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall
                            --------  -------
permit the Additional Extensions of Credit to share with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

          10.2  Notices. All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

          Holdings:                  CSG Systems International, Inc.
                                     7887 East Belleview Avenue, Suite 1000
                                     Englewood, Colorado 80111
                                     Attention: Chief Financial Officer
                                     Telecopy:  (303) 796-2881
                                     Telephone: (303) 796-2856

          The Borrower:              CSG Systems, Inc.
                                     2525 North 117/th/ Avenue
                                     P.O. Box 34965
                                     Omaha, Nebraska 68134
                                     Attention: Controller/Principal Accounting
                                                Officer
                                     Telecopy:  (402) 431-7254
                                     Telephone: (402) 431-7574

          The Administrative Agent:  BNP Paribas
                                     Merchant Banking Group
                                     180 Montgomery Street
                                     San Francisco, California 94104
                                     Attention:  Susan M. Bowes
                                     Telecopy:  (415) 398-4240
                                     Telephone: (415) 398-6811

          The Syndication Agent:     Lehman Commercial Paper Inc.
                                     745 Seventh Avenue, 8/th/ Floor
                                     New York, New York 10019
                                     Attention: Andrew Keith
                                     Telecopy: (646) 758-4656
                                     Telephone (until April 4, 2002):
                                               (212) 455-7569
                                     Telephone (after April 5, 2002):
                                               (212) 526-4059

          Issuing Lender:            As notified by such Issuing Lender to the
                                     Administrative Agent and the Borrower

provided that any notice, request or demand to or upon the any Agent, the
--------
Issuing Lender or any Lender shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies. No failure to exercise and no
                ------------------------------
delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties. All representations
                ------------------------------------------
and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5  Payment of Expenses. The Borrower agrees (a) to pay or reimburse
                -------------------
the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of, a single firm of outside counsel to the Administrative Agent (and required local counsel) and the charges of Intralinks,
(b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for,
                                                               ----------
and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising from or in connection with any investigation, action, litigation or proceeding (whether or not such Indemnitee is a party thereto) relating to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation
 -----------------------    --------
hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee pursuant to such Indemnitee's role in or status under this Agreement or the other Loan Documents or its enforcement of its rights hereunder or thereunder. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements for amounts payable by the Borrower pursuant to this Section shall be submitted to Controller/Principal Accounting Officer (Telephone No. (402) 431-7574) (Fax No. (402) 431-7254), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments. (a) This
                ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Loans and issuers of, and participants in, Letters of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Syndication Agent and each Lender.

          (b) Any Lender may, without notice to or the consent of the Borrower or the Agents, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant")
                                                               -----------
participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan, Commitment or other interest for all purposes under this Agreement and the other Loan Documents, and the Loan Parties, the Administrative Agent and the Syndication Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest,
                      --------
such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.20,
                                   --------
such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater
--------  -------
amount pursuant to any such Section than the Lender that sold the participating interest to such Participant would have been entitled to receive in respect of the amount of the participation sold by such Lender to such Participant had no such sale occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable law
                               --------
and upon written notice to the Administrative Agent and the Syndication Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate of any Lender or, with the consent of the Borrower, the Administrative Agent and the Syndication Agent and, in the case of any assignment of Revolving Credit Commitments, the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that (x) no
                                                           --------
such consent of any Agent need be obtained by any Lehman Entity or by any Paribas Entity and (y) no such consent need be obtained with respect to any assignment of Tranche B Term Loans), to an additional bank, or financial institution or other entity (an "Assignee") all or any part of its rights and
                                 --------
obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent, the Syndication Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the
                           --------
Borrower and the Administrative Agent, (A) no such assignment to an Assignee (other than any Lender, any affiliate thereof or Related Fund of any Lender) shall be in an aggregate principal amount of less than, and the aggregate principal amount retained by the assigning Lender shall not (unless such assigning Lender is thereby assigning all of its interest under this Agreement) be less than $2,500,000 (or, in the case of the Tranche B Term Loan Facility, $1,000,000) unless otherwise agreed to by the Borrower, the Administrative Agent and the Syndication Agent, in each case other than in the case of an assignment of all of a Lender's interests under this Agreement. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Agent, or by any Lender (with respect to any entry relating to such Lender's Loans), at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, (x) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and (y) any pledge or assignment by a Lender that is a fund that invests in bank loans to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any
                                                              --------
foreclosure or similar action by any such holder, trustee or representative shall be subject to the provisions of Section 10.6(c) concerning assignments.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an
           ---------------
"SPC"), identified as such in writing from time to time by the Granting Lender
 ---
to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
                                                                 --------
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may
(A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with
                                   --------
respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

          10.7  Adjustments; Set-off. (a) Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall
                                                       ----------------
at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any
                     --------  -------
portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon prior written notice to the Administrative Agent and without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower, to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of
--------
such setoff and application.

          10.8  Counterparts. This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9  Severability. Any provision of this Agreement that is prohibited
                ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents
                -----------
represent the entire agreement of Holdings, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the
                -----------------------------------
Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, located in Manhattan, New York City, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and, to the fullest extent permitted under applicable law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be, at the address set forth for it in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgments. Each of Holdings and the Borrower hereby
                 ---------------
acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among Holdings, the Borrower and the Lenders.

          10.14  Confidentiality. Each of the Agents and the Lenders agrees to
                 ---------------
keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent any Agent
                            --------
or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees in
                      ----------
writing to comply with the provisions of this Section or provisions substantially similar thereto, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15  Release of Collateral and Guarantee Obligations.
                 -----------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.16  Accounting Changes. In the event that any "Accounting Change"
                 ------------------
(as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree that, upon the written request of the Borrower or the Administrative Agent, they will enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. If the Borrower shall have so notified the Administrative Agent or the Administrative Agent (at the request of the Required Lenders) shall have so notified the Borrower, until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.17  Delivery of Lender Addenda. Each initial Lender shall become a
                 --------------------------
party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

          10.18  Effect of Amendment and Restatement of the Existing Credit
                 ----------------------------------------------------------
Agreement and Related Documents. (a) On the Initial Funding Date, the Existing
-------------------------------
Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) during the period from the Closing Date until the Initial Funding Date, the Existing Credit Agreement shall be effective in accordance with its terms and shall be deemed not to have been amended and restated by this Agreement, (ii) on the Initial Funding Date, loans owing under the Existing Credit Agreement to any lender thereunder that is a Lender hereunder shall be deemed to be outstanding as Loans of such Lender hereunder (to the extent of such Lender's ratable share (determined in accordance with this Agreement) of the aggregate principal amount of Loans requested to be made hereunder on the Initial Funding Date), provided
                                                                      --------
that, notwithstanding the foregoing, if required by the Administrative Agent, for administrative convenience, (A) on the Initial Funding Date, such Lender will make available to the Administrative Agent funds in the amount of such Lender's ratable share (determined in accordance with this Agreement) of Loans requested to be made hereunder on the Initial Funding Date, (B) the Borrower will repay all Loans outstanding under the Existing Credit Agreement and (C) the Administrative Agent (in its capacity as administrative agent under the Existing Credit Agreement) will make available to such Lender such Lender's ratable share (determined in accordance with the Existing Credit Agreement) of such amount repaid by the Borrower under the Existing Credit Agreement and (iii) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the Loans and other Obligations (in each case, as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Initial Funding Date.

          (b) On the Initial Funding Date, the Existing Security Documents (as defined in the Guarantee and Collateral Agreement) shall be deemed amended and restated in their entirety by the Guarantee and Collateral Agreement. Accordingly, (i) to the extent that the Existing Security Documents grant security interests in any property constituting Collateral to secure any Existing Secured Obligations (as defined in the Guarantee and Collateral Agreement) that are amended and restated by this Agreement, such property shall, from and after the Initial Funding Date, constitute Collateral under the Guarantee and Collateral Agreement securing the Obligations, including such Existing Secured Obligations as so amended and restated and (ii) to the extent that the Existing Security Documents grant security interests in any property that does not constitute Collateral, such security interests are hereby released and the Administrative Agent is hereby authorized by the Lenders and, at the request and expense of the applicable Loan Party, shall execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such release.

          10.19  WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND
                 ---------------------
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    CSG SYSTEMS INTERNATIONAL, INC.


                                    By:  /s/ Peter E. Kalan
                                         -----------------------------------
                                          Name:  Peter E. Kalan
                                          Title: Chief Financial Officer


                                    CSG SYSTEMS, INC.


                                    By:  /s/ Peter E. Kalan
                                         -----------------------------------
                                          Name:  Peter E. Kalan
                                          Title: Chief Financial Officer


                                    BNP PARIBAS, as Administrative Agent


                                    By:  /s/ Eric Toizer
                                         ----------------------------------
                                          Name:  Eric Toizer
                                          Title: Director


                                    By:  /s/ Susan M. Bowes
                                         ---------------------------------
                                          Name:  Susan M. Bowes
                                          Title: Director


                                    LEHMAN COMMERCIAL PAPER INC.,
                                    as Syndication Agent


                                    By:  /s/ G. Andrew Keith
                                         ----------------------------------
                                          Name:  G. Andrew Keith
                                          Title: Authorized Signatory

                                    CREDIT LYONNAIS NEW YORK BRANCH, as Co-
                                    Documentation Agent


                                    By:  /s/ Attila Koc
                                         -------------------------------------
                                          Name:  Attila Koc
                                          Title: Senior Vice President


                                    THE BANK OF NOVA SCOTIA, as Co-Documentation
                                    Agent


                                    By:  /s/ Chris Johnson
                                         -----------------------------------
                                          Name:  Chris Johnson
                                          Title: Managing Director


                                    WELLS FARGO BANK, NATIONAL ASSOCIATION, as
                                    Co-Documentation Agent


                                    By:  /s/ John R. Hall
                                         -----------------------------------
                                          Name:  John R. Hall
                                          Title: Vice President